Execution Copy

CUSTODIAN AGREEMENT

This Agreement is made as of July 18, 2017 by and between each management investment company identified on Appendix A and each management investment company which becomes a party to this Agreement in accordance with the terms hereof (in each case, a "***Fund***"), acting in respect of each series of each such Fund identified on Appendix A and each series which becomes a party to this Agreement in accordance with the terms hereof, and STATE STREET BANK and TRUST COMPANY, a Massachusetts trust company (the "***Custodian***").

WITNESSETH:

WHEREAS, each Fund desires for the Custodian to provide certain custodial services relating to securities and other assets of the Fund;

WHEREAS, each Fund is authorized to issue shares in separate series, with each such series representing interests in a separate portfolio (each a "***Portfolio***") of securities and other assets;

WHEREAS, the Custodian is willing to provide the services upon the terms contained in this Agreement; and

WHEREAS, each Fund will issue and redeem shares of each Portfolio only in aggregations of Shares (as defined below) known as "***Creation Units***," generally in exchange for a basket of certain equity or fixed income securities and a specified cash payment, as more fully described in the currently effective prospectus and statement of additional information of the Fund related to the Portfolio (collectively, the "***Prospectus***").

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

SECTION 1. EMPLOYMENT OF CUSTODIAN AND PROPERTY TO BE HELD BY IT

Each Fund hereby employs the Custodian as the custodian of the assets of the Portfolios of each Fund, including securities which each Fund, on behalf of the applicable Portfolio desires to be held in places within the United States ("***domestic securities***") and securities it desires to be held outside the United States ("***foreign securities***"). Each Fund on behalf of the Portfolio(s) shall deliver to the Custodian all securities and cash of the Portfolios, and all payments of income, payments of principal or capital distributions received by it with respect to all securities owned by the Portfolio(s) from time to time, and the cash consideration received by it for such new or treasury shares of beneficial interest of the Fund representing interests in the Portfolios ("***Shares***") as may be issued or sold from time to time. The Custodian shall not be responsible for any property of a Portfolio held or received by the Portfolio and not delivered to the Custodian or which is delivered out in accordance with Proper Instructions (as such term is defined in Section 7 hereof). With respect to uncertificated shares (the "***Underlying Shares***") of registered "investment companies" (as defined in Section 3(a)(1) of the Investment Company Act of 1940, as amended from time to time (the "***1940 Act***")), whether in the same "group of investment companies" (as defined in Section 12(d)(1)(G)(ii) of the 1940 Act) or otherwise, including pursuant to Section 12(d)(1)(F) of the 1940 Act (hereinafter sometimes referred to as

the "***Underlying Portfolios***") the holding of confirmation statements that identify the shares as being recorded in the Custodian's name on behalf of the Portfolios will be deemed custody for purposes hereof.

Upon receipt of Proper Instructions, the Custodian shall on behalf of each applicable Fund and each applicable Portfolio from time to time employ one or more sub-custodians located in the United States, but only in accordance with an applicable vote by the Board of Trustees of the Fund (the "***Board***") on behalf of the applicable Portfolio(s). The Custodian may employ as sub-custodian for the Fund's foreign securities on behalf of the applicable Portfolio(s) the foreign banking institutions and foreign securities depositories designated in Schedules A and B hereto but only in accordance with the applicable provisions of Sections 3 and 4. The Custodian shall have no more or less responsibility or liability to any Fund on account of any actions or omissions of any sub-custodian so employed than any such sub-custodian has to the Custodian.

SECTION 2. DUTIES OF THE CUSTODIAN WITH RESPECT TO PROPERTY OF THE FUND HELD BY THE CUSTODIAN IN THE UNITED STATES

SECTION 2.1 HOLDING SECURITIES. Each Fund hereby employs the Custodian as a custodian of (a) securities of each of the Portfolios and (b) other assets of each of the Portfolios that the Custodian agrees to treat as financial assets. With respect to securities and other financial assets, the Custodian is a securities intermediary and the Portfolio is the entitlement holder. The Custodian does not agree to treat cash as financial asset. The duties of the Custodian as securities intermediary set forth in the UCC are varied by the terms of this Agreement to the extent that the duties may be varied by agreement under the UCC. The Custodian may deposit and maintain securities or other financial assets of a Portfolio in a U.S. Securities System in compliance with the conditions of Rule 17f-4 under the 1940 Act. Upon receipt of Proper Instructions on behalf of a Portfolio, the Custodian shall establish and maintain a segregated account or accounts for and on behalf of the Portfolio and into which account or accounts may be transferred securities and other financial assets, including securities and financial assets maintained in a U.S. Securities System (each, a "***U.S. Securities System***.) The Custodian shall hold and physically segregate for the account of each Portfolio all securities and other financial assets held by the Custodian in the United States, including all domestic securities of the Portfolio, other than (a) securities or other financial assets maintained in a U.S. Securities System and (b) Underlying Shares maintained pursuant to Section 2.9A in an account of an Underlying Transfer Agent (the "***Underlying Transfer Agent***"). The holding of confirmation statements that identify Underlying Shares as being recorded in the Custodian's name on behalf of the Portfolios will be custody for purposes of this Section 2.1. This Agreement does not require the Custodian to accept an asset for custody hereunder or to treat any asset that is not a security as a financial asset.

SECTION 2.2 DELIVERY OF SECURITIES. The Custodian shall release and deliver domestic securities owned by a Portfolio held by the Custodian, in a U.S. Securities System account of the Custodian or in an account at the Underlying Transfer Agent, only upon receipt of Proper

Instructions on behalf of the applicable Portfolio, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

1) Upon sale of such securities for the account of the Portfolio and receipt of payment therefor;

2) Upon the receipt of payment in connection with any repurchase agreement related to such securities entered into by the Portfolio;

3) In the case of a sale effected through a U.S. Securities System, in accordance with the provisions of Section 2.8 hereof;

4) To the depository agent in connection with tender or other similar offers for securities of the Portfolio;

5) To the issuer thereof or its agent when such securities are called, redeemed, retired or otherwise become payable; provided that, in any such case, the cash or other consideration is to be delivered to the Custodian;

6) To the issuer thereof, or its agent, for transfer into the name of the Portfolio or into the name of any nominee or nominees of the Custodian or into the name or nominee name of any agent appointed pursuant to Section 2.7 or into the name or nominee name of any sub-custodian appointed pursuant to Section 1; or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units; provided that, in any such case, the new securities are to be delivered to the Custodian;

7) Upon the sale of such securities for the account of the Portfolio, to the broker or its clearing agent, against a receipt, for examination in accordance with "street delivery" custom; provided that in any such case, the Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Custodian's own negligence or willful misconduct;

8) For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

9) In the case of warrants, rights or similar securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

10) For delivery in connection with any loans of securities made by the Portfolio, but only against receipt of adequate collateral as agreed upon from time to time by the Custodian or a third party lending agent (as contemplated by third party lending operational procedures to which Custodian and the Fund on behalf of the Portfolio are party) and by the Fund on behalf of the Portfolio, which may be in the form of cash or obligations issued by the United States government, its agencies or instrumentalities, except that in connection with any loans for which collateral is to be credited to the Custodian's account in the book-entry system authorized by the U.S. Department of the Treasury, the Custodian will not be held liable or responsible for the delivery of securities owned by the Portfolio prior to the receipt of such collateral;

11) For delivery as security in connection with any borrowing by the Fund on behalf of the Portfolio requiring a pledge of assets by the Fund on behalf of the Portfolio, but only against receipt of amounts borrowed;

12) For delivery in accordance with the provisions of any agreement among a Fund on behalf of a Portfolio, the Custodian and a broker-dealer registered under the Securities Exchange Act of 1934 (the "***Exchange Act***") and a member of The Financial Industry Regulatory Authority ("***FINRA***"), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Portfolio of the Fund;

13) For delivery in accordance with the provisions of any agreement among a Fund on behalf of a Portfolio, the Custodian, and a futures commission merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission ("***CFTC***") and/or any contract market, or any similar organization or organizations, regarding account deposits in connection with transactions by the Portfolio of the Fund;

14) Upon the sale or other delivery of such investments (including, without limitation, to one or more (a) Special Sub-Custodians or (b) additional custodians appointed by the Fund, and communicated to the Custodian from time to time via a writing duly executed by an authorized officer of the Fund, for the purpose of engaging in repurchase agreement transactions(s), each a "***Repo Custodian***"), and prior to receipt of payment therefor, as set forth in written Proper Instructions (such delivery in advance of payment, along with payment in advance of delivery made in accordance with Section 2.6(7), as applicable, shall each be referred to herein as a "***Free Trade***"), provided that such Proper Instructions shall set forth (a) the securities of the

Portfolio to be delivered and (b) the person(s) to whom delivery of such securities shall be made;

15) Upon receipt of instructions from the transfer agent for the Fund (the "***Transfer Agent***") for delivery to such Transfer Agent or to the holders of Shares in connection with distributions in kind, as may be described from time to time in the currently effective prospectus and statement of additional information of the Fund related to the Portfolio (the "***Prospectus***"), in satisfaction of requests by holders of Shares for repurchase or redemption;

16) For delivery as initial or variation margin in connection with futures or options on futures contracts, forward contracts, swaps or other derivative transactions entered into by the Fund on behalf of the Portfolio;

17) In the case of a sale processed through the Underlying Transfer Agent of Underlying Shares, in accordance with Section 2.9A hereof; and

18) For any other purpose, but only upon receipt of Proper Instructions from the Fund on behalf of the applicable Portfolio specifying the securities of the Portfolio to be delivered, and naming the person or persons to whom delivery of such securities shall be made.

SECTION 2.3 REGISTRATION OF SECURITIES. Domestic securities held by the Custodian (other than bearer securities) shall be registered in the name of the Portfolio or in the name of any nominee of a Fund on behalf of the Portfolio or of any nominee of the Custodian which nominee shall be assigned exclusively to the Portfolio, unless the Fund has authorized in writing the appointment of a nominee to be used in common with other registered investment companies having the same investment adviser as the Portfolio, or in the name or nominee name of any agent appointed pursuant to Section 2.7 or in the name or nominee name of any sub-custodian appointed pursuant to Section 1. All securities accepted by the Custodian on behalf of the Portfolio under the terms of this Agreement shall be in "street name" or other good delivery form. If, however, a Fund directs the Custodian to maintain securities in "street name", the Custodian shall utilize its best efforts only to timely collect income due the Fund on such securities and to notify the Fund on a best efforts basis only of relevant corporate actions including, without limitation, pendency of calls, maturities, tender or exchange offers.

SECTION 2.4 BANK ACCOUNTS. The Custodian shall open and maintain a separate bank account or accounts in the United States in the name of each Portfolio of each Fund, subject only to draft or order by the Custodian acting pursuant to the terms of this Agreement, and shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of the Portfolio, other than cash maintained by the Portfolio in a bank account established and used in accordance with Rule 17f-3 under the 1940 Act. Each such account shall constitute a "deposit account" of which such Portfolio is the "customer," as such terms are defined in the UCC. Funds held by the Custodian for a Portfolio may be deposited by it to its credit as Custodian in the banking department of the Custodian or in such other banks or trust

companies as it may in its discretion deem necessary or desirable; provided, however, that every such bank or trust company shall be qualified to act as a custodian under the 1940 Act and that each such bank or trust company and the funds to be deposited with each such bank or trust company shall on behalf of each applicable Portfolio be approved by vote of a majority of the Board. Such funds shall be deposited by the Custodian in its capacity as Custodian and shall be withdrawable by the Custodian only in that capacity.

SECTION 2.4A DETERMINATION OF FUND DEPOSIT, ETC. Subject to and in accordance with the directions of the investment adviser for the Portfolios, the Custodian shall determine for each Portfolio after the end of each trading day on a national securities exchange, such as the New York Stock Exchange (the "***Exchange***"), in accordance with the respective Portfolio's policies as adopted from time to time by the Board and in accordance with the procedures set forth in the Prospectus, (i) the identity and weighting of the securities required to purchase a Creation Unit aggregation of Shares of such Portfolio on such date ("***Deposit Securities***") and the securities to be received in connection with a redemption of a Creation Unit aggregation of such Portfolio on such date ("***Fund Securities***"), (ii) the difference between the value of Deposit Securities, on the one hand, and the aggregate NAV of a Creation Unit, on the other hand ("***Cash Component***"), (iii) the difference between the value of Fund Securities, on the one hand, and the aggregate NAV of a Creation Unit, on the other hand ("***Cash Redemption Amount***"), and (iv), as applicable, plus or minus the fees imposed by the Trust on purchases and, if different on redemptions, of Creation Unit aggregations of such Portfolio on such day ("***Transaction Fee***"). The Custodian shall provide or cause to be provided this information to the Portfolios' distributor and other persons according to the policy established by the Board and shall disseminate such information on each day that the Exchange is open, including through the facilities of the National Securities Clearing Corporation (the "***NSCC***"), prior to the opening of trading on the Exchange.

SECTION 2.4B ALLOCATION OF DEPOSIT SECURITY SHORTFALLS. The Fund acknowledges that the Custodian maintains only one account on the books of the NSCC for the benefit of all exchange traded funds for which the Custodian serves as custodian (collectively, the "***ETF Custody Clients***"). In the event that (a) two or more ETF Custody Clients require delivery of the same Deposit Security in order to purchase a Creation Unit, and (b) the NSCC, pursuant to its Continuous Net Settlement system, delivers to the Custodian's NSCC account less than the full amount of such Deposit Security necessary to satisfy in full each affected ETF Custody Client's required amount (a "***Common Deposit Security Shortfall***"), then, until all Common Deposit Security Shortfalls for a given Deposit Security are satisfied in full, the Custodian will allocate to each affected ETF Custody Client, on a pro rata basis, securities and/or cash received in the Custodian's NSCC account relating to such shortfall, first to satisfy any prior unsatisfied Common Deposit Security Shortfall, and then to satisfy the current Common Deposit Security Shortfall.

SECTION 2.5 COLLECTION OF INCOME. Except with respect to Portfolio property released and delivered pursuant to Section 2.2(14) or purchased pursuant to Section 2.6(7), and subject to the provisions of Section 2.3, the Custodian shall collect on a timely basis all income

and other payments with respect to registered domestic securities held hereunder to which each Portfolio shall be entitled either by law or pursuant to custom in the securities business, and shall collect on a timely basis all income and other payments with respect to bearer domestic securities if, on the date of payment by the issuer, such securities are held by the Custodian or its agent thereof and shall credit such income, as collected, to such Portfolio's custodian account. Without limiting the generality of the foregoing, the Custodian shall detach and present for payment all coupons and other income items requiring presentation as and when they become due and shall collect interest when due on securities held hereunder. Income due each Portfolio on securities loaned pursuant to the provisions of Section 2.2 (10) shall be the responsibility of the applicable Fund. The Custodian will have no duty or responsibility in connection therewith, other than to provide the Fund with such information or data as may be necessary to assist the Fund in arranging for the timely delivery to the Custodian of the income to which the Portfolio is properly entitled.

SECTION 2.6 PAYMENT OF FUND MONIES. Upon receipt of Proper Instructions on behalf of the applicable Portfolio, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out monies of a Portfolio in the following cases only:

1) Upon the purchase of domestic securities, options, futures contracts or options on futures contracts for the account of the Portfolio but only (a) against the delivery of such securities or evidence of title to such options, futures contracts or options on futures contracts to the Custodian (or any bank, banking firm or trust company doing business in the United States or abroad which is qualified under the 1940 Act to act as a custodian and has been designated by the Custodian as its agent for this purpose) registered in the name of the Portfolio or in the name of a nominee of the Custodian referred to in Section 2.3 hereof or in proper form for transfer; (b) in the case of a purchase effected through a U.S. Securities System, in accordance with the conditions set forth in Section 2.8 hereof; (c) in the case of a purchase of Underlying Shares, in accordance with the conditions set forth in Section 2.9A hereof; (d) in the case of repurchase agreements entered into between the applicable Fund on behalf of a Portfolio and the Custodian, or another bank, or a broker-dealer which is a member of FINRA, (i) against delivery of the securities either in certificate form or through an entry crediting the Custodian's account at the Federal Reserve Bank with such securities or (ii) against delivery of the receipt evidencing purchase by the Portfolio of securities owned by the Custodian along with written evidence of the agreement by the Custodian to repurchase such securities from the Portfolio; or (e) for transfer to a time deposit account of the Fund in any bank, whether domestic or foreign; such transfer may be effected prior to receipt of a confirmation from a broker and/or the applicable bank pursuant to Proper Instructions from the Fund as defined herein;

2) In connection with conversion, exchange or surrender of securities owned by the Portfolio as set forth in Section 2.2 hereof;

3) For the redemption or repurchase of Shares issued as set forth in Section 6A hereof;

4) For the payment of any expense or liability incurred by the Portfolio, including but not limited to the following payments for the account of the Portfolio: interest, taxes, management, accounting, transfer agent and legal fees, and operating expenses of the Fund whether or not such expenses are to be in whole or part capitalized or treated as deferred expenses;

5) For the payment of any dividends on Shares declared pursuant to the governing documents of the Fund;

6) For payment of the amount of dividends received in respect of securities sold short;

7) Upon the purchase of domestic investments including, without limitation, repurchase agreement transactions involving delivery of Portfolio monies to Repo Custodian(s), and prior to receipt of such investments, as set forth in written Proper Instructions (such payment in advance of delivery, along with delivery in advance of payment made in accordance with Section 2.2(14), as applicable, shall each be referred to herein as a "***Free Trade***"), provided that such Proper Instructions shall also set forth (a) the amount of such payment and (b) the person(s) to whom such payment is made; and

8) For payment as initial or variation margin in connection with futures or options on futures contracts entered into by the Fund on behalf of the Portfolio; and

9) For any other purpose, but only upon receipt of Proper Instructions from the Fund on behalf of the Portfolio specifying the amount of such payment, and naming the person or persons to whom such payment is to be made.

SECTION 2.7 APPOINTMENT OF AGENTS. The Custodian may at any time or times in its discretion appoint (and may at any time remove) any other bank or trust company which is itself qualified under the 1940 Act to act as a custodian, as its agent to carry out such of the provisions of this Section 2 as the Custodian may from time to time direct; provided, however, that the appointment of any agent shall not relieve the Custodian of its responsibilities or liabilities hereunder. The Underlying Transfer Agent shall not be deemed an agent or sub-custodian of the Custodian for purposes of this Section 2.7 or any other provision of this Agreement.

SECTION 2.8 DEPOSIT OF FUND ASSETS IN U.S. SECURITIES SYSTEMS. The Custodian may deposit and/or maintain securities owned by a Portfolio in a U.S. Securities System in compliance with the conditions of Rule 17f-4 of the 1940 Act, as amended from time to time.

SECTION 2.9 SEGREGATED ACCOUNT. The Custodian shall upon receipt of Proper Instructions on behalf of each applicable Portfolio establish and maintain a segregated account or accounts for and on behalf of each such Portfolio, into which account or accounts may be transferred cash and/or securities, including securities maintained in an account by the Custodian pursuant to Section 2.8 hereof, (i) in accordance with the provisions of any agreement among a Fund on behalf of the Portfolio, the Custodian and a broker-dealer registered under the Exchange Act and a member of the FINRA (or any futures commission merchant registered under the Commodity Exchange Act), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange (or the CFTC or any registered contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Portfolio, (ii) for purposes of segregating cash or securities in connection with options purchased, sold or written by a Portfolio or commodity futures contracts or options thereon purchased or sold by such Portfolio, (iii) for the purposes of compliance by a Portfolio with the procedures required by Investment Company Act Release No. 10666, or any subsequent release of the U.S. Securities and Exchange Commission (the "***SEC***"), or interpretative opinion of the staff of the SEC, relating to the maintenance of segregated accounts by registered investment companies, and (iv) for any other purpose upon receipt of Proper Instructions from a Fund on behalf of the applicable Portfolio.

SECTION 2.9A DEPOSIT OF FUND ASSETS WITH THE UNDERLYING TRANSFER AGENT. Underlying Shares beneficially owned by a Fund, on behalf of a Portfolio, shall be deposited and/or maintained in an account or accounts maintained with an Underlying Transfer Agent and the Custodian's only responsibilities with respect thereto shall be limited to the following:

1) Upon receipt of a confirmation or statement from an Underlying Transfer Agent that such Underlying Transfer Agent is holding or maintaining Underlying Shares in the name of the Custodian (or a nominee of the Custodian) for the benefit of a Portfolio, the Custodian shall identify by book-entry that such Underlying Shares are being held by it as custodian for the benefit of such Portfolio.

2) In respect of the purchase of Underlying Shares for the account of a Portfolio, upon receipt of Proper Instructions, the Custodian shall pay out monies of such Portfolio as so directed, and record such payment from the account of such Portfolio on the Custodian's books and records.

3) In respect of the sale or redemption of Underlying Shares for the account of a Portfolio, upon receipt of Proper Instructions, the Custodian shall transfer such Underlying Shares as so directed, record such transfer from the account of such Portfolio on the Custodian's books and records and, upon the Custodian's receipt of the proceeds therefor,

record such payment for the account of such Portfolio on the Custodian's books and records.

The Custodian shall not be liable to the Fund for any loss or damage to the Fund or any Portfolio resulting from the maintenance of Underlying Shares with an Underlying Transfer Agent except for losses resulting directly from the fraud, negligence or willful misconduct of the Custodian or any of its agents or of any of its or their employees.

SECTION 2.10 OWNERSHIP CERTIFICATES FOR TAX PURPOSES. The Custodian shall execute ownership and other certificates and affidavits for all federal and state tax purposes in connection with receipt of income or other payments with respect to domestic securities of each Portfolio held by it and in connection with transfers of securities.

SECTION 2.11 PROXIES. Except with respect to Portfolio property released and delivered pursuant to Section 2.2(14), or purchased pursuant to Section 2.6(7), The Custodian shall, with respect to the domestic securities held hereunder, cause to be promptly executed by the registered holder of such securities, if the securities are registered otherwise than in the name of the Portfolio or a nominee of the Portfolio, all proxies, without indication of the manner in which such proxies are to be voted, and shall promptly deliver to the Portfolio such proxies, all proxy soliciting materials and all notices relating to such securities.

SECTION 2.12 COMMUNICATIONS RELATING TO PORTFOLIO SECURITIES. Except with respect to Portfolio property released and delivered pursuant to Section 2.2(14), or purchased pursuant to Section 2.6(7), and subject to the provisions of Section 2.3, the Custodian shall transmit promptly to the applicable Fund for each Portfolio all written information (including, without limitation, pendency of calls and maturities of domestic securities and expirations of rights in connection therewith and notices of exercise of call and put options written by a Fund on behalf of an applicable Portfolio and the maturity of futures contracts purchased or sold by the Portfolio) received by the Custodian from issuers of the securities being held for such Portfolio. With respect to tender or exchange offers, the Custodian shall transmit promptly to the Portfolio all written information received by the Custodian from issuers of the securities whose tender or exchange is sought and from the party (or its agents) making the tender or exchange offer. Provided that the Custodian's own negligence, bad faith or willful misconduct has not solely or directly prevented any of the following conditions from occurring, the Custodian shall not be liable for any untimely exercise of any tender, exchange or other right or power in connection with domestic securities or other property of the Portfolios at any time held by it unless (i) the Custodian is in actual possession of such domestic securities or property and (ii) the Custodian receives Proper Instructions with regard to the exercise of any such right or power, and both (i) and (ii) occur at least two business days prior to the date on which the Custodian is to take action to exercise such right or power. The Custodian shall also transmit promptly to the applicable Fund for each Portfolio all written information received by the Custodian regarding any class

action or other litigation in connection with Portfolio securities or other assets issued in the United States and then held, or previously held, during the term of this Agreement by the Custodian for the account of the Fund for such Portfolio, including, but not limited to, opt-out notices and proof-of-claim forms.

SECTION 3. PROVISIONS RELATING TO RULES 17F-5 AND 17F-7

SECTION 3.1. DEFINITIONS. Capitalized terms in this Section 3 shall have the following meanings:

"Country Risk" means all factors reasonably related to the systemic risk of holding Foreign Assets in a particular country including, but not limited to, such country's political environment, economic and financial infrastructure (including any Eligible Securities Depository operating in the country), prevailing or developing custody and settlement practices, and laws and regulations applicable to the safekeeping and recovery of Foreign Assets held in custody in that country.

"Eligible Foreign Custodian" has the meaning set forth in section (a)(1) of Rule 17f-5, including a majority-owned direct or indirect subsidiary of a U.S. Bank (as defined in Rule 17f-5), a bank holding company meeting the requirements of an Eligible Foreign Custodian (as set forth in Rule 17f-5 or by other appropriate action of the SEC , or a foreign branch of a Bank (as defined in Section 2(a)(5) of the 1940 Act) meeting the requirements of a custodian under Section 17(f) of the 1940 Act; the term does not include any Eligible Securities Depository.

"Eligible Securities Depository" has the meaning set forth in section (b)(1) of Rule 17f-7.
"Foreign Assets" means any of the Portfolios investments (including foreign currencies) for which the primary market is outside the United States and such cash and cash equivalents as are reasonably necessary to effect the Portfolios transactions in such investments.

"Foreign Custody Manager" has the meaning set forth in section (a)(3) of Rule 17f-5.

"Rule 17f-5" means Rule 17f-5 promulgated under the 1940 Act.

"Rule 17f-7" means Rule 17f-7 promulgated under the 1940 Act.

SECTION 3.2. THE CUSTODIAN AS FOREIGN CUSTODY MANAGER.

3.2.1 DELEGATION TO THE CUSTODIAN AS FOREIGN CUSTODY MANAGER. Each Fund, by resolution adopted by its Board, hereby delegates to the Custodian, subject to Section (b) of Rule 17f-5, the responsibilities set forth in this Section 3.2 with respect to Foreign Assets of the Portfolios held outside the United States, and the Custodian hereby accepts such delegation as Foreign Custody Manager with respect to the Portfolios.

3.2.2 COUNTRIES COVERED. The Foreign Custody Manager shall be responsible for performing the delegated responsibilities defined below only with respect to the countries and custody arrangements for each such country listed on Schedule A to this Agreement, , which list

of countries may be amended from time to time by any Fund with the agreement of the Foreign Custody Manager. The Foreign Custody Manager shall list on Schedule A the Eligible Foreign Custodians selected by the Foreign Custody Manager to maintain the assets of the Portfolios, which list of Eligible Foreign Custodians may be amended from time to time in the sole discretion of the Foreign Custody Manager. The Foreign Custody Manager will provide amended versions of Schedule A in accordance with Section 3.2.5 hereof.

Upon the receipt by the Foreign Custody Manager of Proper Instructions to open an account or to place or maintain Foreign Assets in a country listed on Schedule A, and the fulfillment by each Fund, on behalf of the applicable Portfolio(s), of the applicable account opening requirements for such country, the Foreign Custody Manager shall be deemed to have been delegated by such Fund's Board on behalf of the Portfolios responsibility as Foreign Custody Manager with respect to that country and to have accepted such delegation. Execution of this Agreement by each Fund shall be deemed to be a Proper Instruction to open an account, or to place or maintain Foreign Assets, in each country listed on Schedule A. Following the receipt of Proper Instructions directing the Foreign Custody Manager to close the account of a Portfolio with the Eligible Foreign Custodian selected by the Foreign Custody Manager in a designated country, the delegation by the Board on behalf of the Portfolios to the Custodian as Foreign Custody Manager for that country shall be deemed to have been withdrawn and the Custodian shall immediately cease to be the Foreign Custody Manager of the Portfolios with respect to that country.

The Foreign Custody Manager may withdraw its acceptance of delegated responsibilities with respect to a designated country upon written notice to the Fund. Thirty (30) days (or such longer period to which the parties agree in writing) after receipt of any such notice by the Fund, the Custodian shall have no further responsibility in its capacity as Foreign Custody Manager to the Fund with respect to the country as to which the Custodian's acceptance of delegation is withdrawn.

3.2.3 SCOPE OF DELEGATED RESPONSIBILITIES:

(a) SELECTION OF ELIGIBLE FOREIGN CUSTODIANS. Subject to the provisions of this Section 3.2, the Foreign Custody Manager may place and maintain the Foreign Assets in the care of the Eligible Foreign Custodian selected by the Foreign Custody Manager in each country listed on Schedule A, as amended from time to time. In performing its delegated responsibilities as Foreign Custody Manager to place or maintain Foreign Assets with an Eligible Foreign Custodian, the Foreign Custody Manager shall determine that the Foreign Assets will be subject to reasonable care, based on the standards applicable to custodians in the country in which the Foreign Assets will be held by that Eligible Foreign Custodian, after considering all factors relevant to the safekeeping of such assets, including, without limitation the factors specified in Rule 17f-5(c)(1).

(b) CONTRACTS WITH ELIGIBLE FOREIGN CUSTODIANS. The Foreign Custody

Manager shall determine that the contract governing the foreign custody arrangements with each Eligible Foreign Custodian selected by the Foreign Custody Manager will satisfy the requirements of Rule 17f-5(c)(2).

(c) MONITORING. In each case in which the Foreign Custody Manager maintains Foreign Assets with an Eligible Foreign Custodian selected by the Foreign Custody Manager, the Foreign Custody Manager shall establish a system to monitor, in accordance with Rule 17f-5(c)(3), (i) the appropriateness of maintaining the Foreign Assets with such Eligible Foreign Custodian and (ii) the performance of the contract governing the custody arrangements established by the Foreign Custody Manager with the Eligible Foreign Custodian. In the event the Foreign Custody Manager determines that the custody arrangements with an Eligible Foreign Custodian it has selected are no longer appropriate, the Foreign Custody Manager shall notify the Board in accordance with Section 3.2.5 hereunder.

3.2.4 GUIDELINES FOR THE EXERCISE OF DELEGATED AUTHORITY. For purposes of this Section 3.2, the Board shall be deemed to have considered and determined to accept such Country Risk as is incurred by placing and maintaining the Foreign Assets in each country for which the Custodian is serving as Foreign Custody Manager of the Portfolios.

3.2.5 REPORTING REQUIREMENTS. The Foreign Custody Manager shall report the withdrawal of the Foreign Assets from an Eligible Foreign Custodian and the placement of such Foreign Assets with another Eligible Foreign Custodian by providing to the Board an amended Schedule A at the end of the calendar quarter in which an amendment to such Schedule has occurred. The Foreign Custody Manager shall make written reports notifying the Board of any other material change in the foreign custody arrangements of the Portfolios described in this Section 3.2 after the occurrence of the material change.

3.2.6 STANDARD OF CARE AS FOREIGN CUSTODY MANAGER OF A PORTFOLIO. In performing the responsibilities delegated to it, the Foreign Custody Manager agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of assets of management investment companies registered under the 1940 Act would exercise.

3.2.7 REPRESENTATIONS WITH RESPECT TO RULE 17F-5. The Foreign Custody Manager represents to each Fund that it is a U.S. Bank as defined in section (a)(7) of Rule 17f-5. Each Fund represents to the Custodian that its Board has determined that it is reasonable for such Board to rely on the Custodian to perform the responsibilities delegated pursuant to this Agreement to the Custodian as the Foreign Custody Manager of the Portfolios.

3.2.8 EFFECTIVE DATE AND TERMINATION OF THE CUSTODIAN AS FOREIGN CUSTODY MANAGER. Each Board's delegation to the Custodian as Foreign Custody Manager of the Portfolios shall be effective as of the date hereof and shall remain in effect until terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party. Termination will become effective thirty (30) days after receipt by the non-terminating party of such notice. The provisions of Section 3.2.2 hereof shall govern the delegation to and

termination of the Custodian as Foreign Custody Manager of the Portfolios with respect to designated countries.

SECTION 3.3 ELIGIBLE SECURITIES DEPOSITORIES.

3.3.1 ANALYSIS AND MONITORING. The Custodian shall (a) provide the Fund (or its duly-authorized investment manager or investment adviser or sub-adviser, as identified in Proper Instructions) with an analysis of the custody risks associated with maintaining assets with the Eligible Securities Depositories set forth on Schedule B hereto in accordance with Rule 17f-7(a)(1)(i)(A), and (b) monitor such risks on a continuing basis, and promptly notify the Fund (or its duly-authorized investment manager or investment adviser or sub-adviser) of any material change in such risks, in accordance with Rule 17f-7(a)(1)(i)(B).

3.3.2 STANDARD OF CARE. The Custodian agrees to exercise reasonable care, prudence and diligence in performing the duties set forth in Section 3.3.1.

SECTION 4. DUTIES OF THE CUSTODIAN WITH RESPECT TO PROPERTY OF THE PORTFOLIOS HELD OUTSIDE THE UNITED STATES

SECTION 4.1 DEFINITIONS. As used throughout this Agreement, the capitalized terms set forth below shall have the indicated meanings:

"Foreign Securities System" means an Eligible Securities Depository listed on Schedule B hereto.

"Foreign Sub-Custodian" means a foreign banking institution serving as an Eligible Foreign Custodian.

SECTION 4.2. HOLDING SECURITIES. The Custodian shall identify on its books as belonging to the Portfolios the foreign securities held by each Foreign Sub-Custodian or Foreign Securities System. The Custodian may hold foreign securities for all of its customers, including the Portfolios, with any Foreign Sub-Custodian in an account that is identified as belonging to the Custodian for the benefit of its customers, provided however, that (i) the records of the Custodian with respect to foreign securities of the Portfolios which are maintained in such account shall identify those securities as belonging to the Portfolios and (ii), to the extent permitted and customary in the market in which the account is maintained, the Custodian shall require that securities so held by the Foreign Sub-Custodian be held separately from any assets of such Foreign Sub-Custodian or of other customers of such Foreign Sub-Custodian.

SECTION 4.3. FOREIGN SECURITIES SYSTEMS. Foreign securities shall be maintained in a Foreign Securities System in a designated country through arrangements implemented by the

Custodian or a Foreign Sub-Custodian, as applicable, in such country.

SECTION 4.4. TRANSACTIONS IN FOREIGN CUSTODY ACCOUNT.

4.4.1. DELIVERY OF FOREIGN ASSETS. The Custodian or a Foreign Sub-Custodian shall release and deliver foreign securities of the Portfolios held by the Custodian or such Foreign Sub-Custodian, or in a Foreign Securities System account, only upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

(i) upon the sale of such foreign securities for the Portfolio in accordance with commercially reasonable market practice in the country where such foreign securities are held or traded, including, without limitation: (A) delivery against expectation of receiving later payment; or (B) in the case of a sale effected through a Foreign Securities System, in accordance with the rules governing the operation of the Foreign Securities System;

(ii) in connection with any repurchase agreement related to foreign securities;

(iii) to the depository agent in connection with tender or other similar offers for foreign securities of the Portfolios;

(iv) to the issuer thereof or its agent when such foreign securities are called, redeemed, retired or otherwise become payable;

(v) to the issuer thereof, or its agent, for transfer into the name of the Custodian (or the name of the respective Foreign Sub-Custodian or of any nominee of the Custodian or such Foreign Sub-Custodian) or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units;

(vi) to brokers, clearing banks or other clearing agents for examination or trade execution in accordance with market custom; provided that in any such case the Foreign Sub-Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Foreign Sub-Custodian's own negligence or willful misconduct;

(vii) for exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement;

(viii) in the case of warrants, rights or similar foreign securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of

interim receipts or temporary securities for definitive securities;

(ix) for delivery as security in connection with any borrowing by a Fund on behalf of a Portfolio requiring a pledge of assets by the Fund on behalf of such Portfolio;

(x) in connection with trading in options, futures contracts, forward contracts, swaps or other derivative transactions, including delivery as original margin and variation margin;

(xi) upon the sale or other delivery of such foreign securities (including, without limitation, to one or more Special Sub-Custodians or Repo Custodians) as a Free Trade, provided that applicable Proper Instructions shall set forth (A) the foreign securities to be delivered and (B) the person or persons to whom delivery shall be made;

(xii) in connection with the lending of foreign securities; and

(xiii) for any other purpose, but only upon receipt of Proper Instructions specifying the foreign securities to be delivered and naming the person or persons to whom delivery of such securities shall be made.

4.4.2. <u>Payment of Portfolio Monies</u>. Upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out, or direct the respective Foreign Sub-Custodian or the respective Foreign Securities System to pay out, monies of a Portfolio in the following cases only:

(i) upon the purchase of foreign securities for the Portfolio, unless otherwise directed by Proper Instructions, by (A) delivering money to the seller thereof or to a dealer therefor (or an agent for such seller or dealer) against expectation of receiving later delivery of such foreign securities; or (B) in the case of a purchase effected through a Foreign Securities System, in accordance with the rules governing the operation of such Foreign Securities System;

(ii) in connection with the conversion, exchange or surrender of foreign securities of the Portfolio;

(iii) for the payment of any expense or liability of the Portfolio, including but not limited to the following payments: interest, taxes, investment advisory fees, transfer agency fees, fees under this Agreement, legal fees, accounting fees, and other operating expenses;

(iv) for the purchase or sale of foreign exchange or foreign exchange contracts for the

Portfolio, including transactions executed with or through the Custodian or its Foreign Sub-Custodians;

(v) in connection with trading in options, futures contracts, forward contracts, swaps or other derivative transactions, including delivery as original margin and variation margin;

(vi) upon the purchase of foreign investments including, without limitation, repurchase agreement transactions involving delivery of Portfolio monies to Repo Custodian(s), as a Free Trade, provided that applicable Proper Instructions shall set forth (A) the amount of such payment and (B) the person or persons to whom payment shall be made;

(vi) for payment of part or all of the dividends received in respect of securities sold short;

(vii) in connection with the borrowing or lending of foreign securities; and

(viii) for any other purpose, but only upon receipt of Proper Instructions specifying the amount of such payment and naming the person or persons to whom such payment is to be made.

4.4.3. <u>MARKET CONDITIONS</u>. Notwithstanding any provision of this Agreement to the contrary, settlement and payment for Foreign Assets received for the account of the Portfolios and delivery of Foreign Assets maintained for the account of the Portfolios may be effected in accordance with the customary established securities trading or processing practices and procedures in the country or market in which the transaction occurs, including, without limitation, delivering Foreign Assets to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) with the expectation of receiving later payment for such Foreign Assets from such purchaser or dealer.

The Custodian shall provide to each Portfolio's adviser (and sub-adviser, where applicable), as identified in Proper Instructions, the information with respect to custody and settlement practices in countries in which the Custodian employs a Foreign Sub-Custodian, including without limitation information relating to Foreign Securities Systems.

SECTION 4.5. <u>REGISTRATION OF FOREIGN SECURITIES</u>. The foreign securities maintained in the custody of a Foreign Sub-Custodian (other than bearer securities) shall be registered in the name of the applicable Portfolio or in the name of the Custodian or in the name of any Foreign Sub-Custodian or in the name of any nominee of the foregoing, and the applicable Fund on behalf of such Portfolio agrees to hold any such nominee harmless from any liability as a holder of record of such foreign securities. The Custodian or a Foreign Sub-Custodian shall not be obligated to accept securities on behalf of a Portfolio under the terms of this Agreement unless the form of such securities and the manner in which they are delivered are in accordance with reasonable market practice.

SECTION 4.6 BANK ACCOUNTS. The Custodian shall identify on its books as belonging to the applicable Fund cash (including cash denominated in foreign currencies) deposited with the Custodian. Where the Custodian is unable to maintain, or market practice does not facilitate the maintenance of, cash on the books of the Custodian, a bank account or bank accounts shall be opened and maintained outside the United States on behalf of a Portfolio with a Foreign Sub-Custodian. All accounts referred to in this Section shall be subject only to draft or order by the Custodian (or, if applicable, such Foreign Sub-Custodian) acting pursuant to the terms of this Agreement to hold cash received by or from or for the account of the Portfolio. Cash maintained on the books of the Custodian (including its branches, subsidiaries and affiliates), regardless of currency denomination, is maintained in bank accounts established under, and subject to the laws of, The Commonwealth of Massachusetts.

SECTION 4.7. COLLECTION OF INCOME. The Custodian shall use reasonable commercial efforts to collect all income and other payments with respect to the Foreign Assets held hereunder to which the Portfolios shall be entitled and shall credit such income, as collected, to the applicable Portfolio. In the event that extraordinary measures are required to collect such income, the Fund and the Custodian shall consult as to such measures and as to the compensation and expenses of the Custodian relating to such measures.

SECTION 4.8 SHAREHOLDER RIGHTS. With respect to the foreign securities held pursuant to this Section 4, the Custodian will use reasonable commercial efforts to facilitate the exercise of voting and other shareholder rights, subject always to the laws, regulations and practical constraints that may exist in the country where such securities are issued. Each Fund acknowledges that local conditions, including lack of regulation, onerous procedural obligations, lack of notice and other factors may have the effect of severely limiting the ability of such Fund to exercise shareholder rights.

SECTION 4.9. COMMUNICATIONS RELATING TO FOREIGN SECURITIES. The Custodian shall transmit promptly to the applicable Fund written information with respect to materials received by the Custodian via the Foreign Sub-Custodians from issuers of the foreign securities being held for the account of the Portfolios (including, without limitation, pendency of calls and maturities of foreign securities and expirations of rights in connection therewith). With respect to tender or exchange offers, the Custodian shall transmit promptly to the applicable Fund written information with respect to materials so received by the Custodian from issuers of the foreign securities whose tender or exchange is sought or from the party (or its agents) making the tender or exchange offer. The Custodian shall not be liable for any untimely exercise of any tender, exchange or other right or power in connection with foreign securities or other property of the Portfolios at any time held by it unless (i) the Custodian or the respective Foreign Sub-Custodian is in actual possession of such foreign securities or property and (ii) the Custodian receives Proper Instructions with regard to the exercise of any such right or power, and both (i) and (ii) occur at least two business days prior to the date on which the Custodian is to take action

to exercise such right or power. For avoidance of doubt, upon and after the effective date of any termination of this Agreement, with respect to a Fund or its Portfolio(s), as may be applicable, the Custodian shall have no responsibility to so transmit any information under this Section 4.9.

SECTION 4.10. LIABILITY OF FOREIGN SUB-CUSTODIANS. Each agreement pursuant to which the Custodian employs a Foreign Sub-Custodian shall, to the extent possible, require the Foreign Sub-Custodian to exercise reasonable care in the performance of its duties, and to indemnify, and hold harmless, the Custodian from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the Foreign Sub-Custodian's performance of such obligations. At a Fund's election, the Portfolios shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against a Foreign Sub-Custodian as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Portfolios have not been made whole for any such loss, damage, cost, expense, liability or claim.

SECTION 4.11 TAX SERVICES.

SECTION 4.11A GENERAL. Subject to and to the extent of receipt by the Custodian of relevant and necessary documentation and information with respect to the Funds and Portfolios that the Custodian has requested, the Custodian shall perform the following services: (a) file claims for exemptions, reductions in withholding taxes, or refunds of any tax with respect to withheld foreign (non-U.S.) taxes in instances in which such claims are appropriate; (b) withhold appropriate amounts as required by U.S. tax laws with respect to amounts received on behalf of nonresident aliens; and (c) provide to the Funds such information actually received by the Custodian that could, in the Custodian's reasonable belief and sole discretion, assist any of the Funds in their submission of any reports or returns with respect to taxes. It shall be the responsibility of each Fund to notify the Custodian of the obligations imposed on the Fund or the Custodian as custodian by the tax law of countries, states and political subdivisions thereof, including responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting. The sole responsibility of the Custodian with regard to such tax law shall be to use reasonable efforts to assist the Fund with respect to any claim for exemption or refund under the tax law of countries for which the Fund has provided sufficient information and documentation.

SECTION 4.11B OWNERSHIP CERTIFICATES FOR TAX PURPOSES. The Custodian shall execute ownership and other certificates and affidavits for all federal and state tax purposes in connection with receipt of income or other payments with respect to domestic securities or other financial assets held within the United States of each Portfolio held by the Custodian and in connection with transfers of securities and other financial assets.

SECTION 4.11.C AUTHORIZATIONS. The Custodian is authorized to deduct from any cash received or credited to the account of a Portfolio any taxes or levies required by any tax or other governmental authority having jurisdiction in respect of such Portfolio's transactions and to disclose any information required by any such tax or other governmental authority in relation to processing any claim for exemption from or reduction or refund of any taxes relating to Portfolio transactions

and holdings.

SECTION 4.11D SERVICES FURTHER LIMITED. Other than the servicing responsibilities provided herein, the Custodian shall have no responsibility or liability for any obligations now or hereafter imposed on any Fund, any Portfolio or the Custodian as custodian of the assets of the Fund or the Portfolio by the tax law of any country or of any state or political subdivision thereof. The Custodian shall not be considered the Fund's tax advisor or tax counsel.

SECTION 4.12. LIABILITY OF CUSTODIAN. Except as may arise from the Custodian's own negligence or willful misconduct or the negligence or willful misconduct of a Foreign Sub-Custodian, the Custodian shall be without liability to a Fund for any loss, liability, claim or expense resulting from or caused by anything which is part of Country Risk.

The Custodian shall be liable for the acts or omissions of a Foreign Sub-Custodian to the same extent as set forth with respect to sub-custodians generally in this Agreement and, regardless of whether assets are maintained in the custody of a Foreign Sub-Custodian or a Foreign Securities System, the Custodian shall not be liable for (a) any loss, damage, cost, expense, liability or claim resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism, or (b) any other loss where the Sub-Custodian has otherwise acted with reasonable care, or (c) any loss, damage, cost, expense, liability or claim resulting from the bankruptcy, insolvency, or receivership of any Foreign Sub-Custodian, except to the extent the Custodian failed to perform its obligations under Section 3.2 pursuant to the standard of care set forth in Section 3.2.6.

SECTION 5. FOREIGN EXCHANGE.

SECTION 5.1. GENERALLY. Upon receipt of Proper Instructions, which for purposes of this section may also include security trade advices, the Custodian shall facilitate the processing and settlement of foreign exchange transactions. Such foreign exchange transactions do not constitute part of the services provided by the Custodian under this Agreement.

SECTION 5.2. FUND ELECTIONS. Each Fund (or its Investment Advisor acting on its behalf) may elect to enter into and execute foreign exchange transactions with third parties that are not affiliated with the Custodian, with State Street Global Markets, which is the foreign exchange division of State Street Bank and Trust Company and its affiliated companies ("***SSGM***"), or with a sub-custodian. Where the Fund or its Investment Advisor gives Proper Instructions for the execution of a foreign exchange transaction using an indirect foreign exchange service described in the Client Publications (***Client Publications***" means the general client publications of State Street Bank and Trust Company available from time to time to clients and their investment managers), the Fund (or its Investment Advisor) instructs the Custodian, on behalf of the Fund, to direct the execution of such foreign exchange transaction to SSGM or, when the relevant currency is not traded by SSGM, to the applicable sub-custodian. The Custodian shall not have any agency (except as contemplated

in preceding sentence), trust or fiduciary obligation to the Fund, its Investment Advisor or any other person in connection with the execution of any foreign exchange transaction. The Custodian shall have no responsibility under this Agreement for the selection of the counterparty to, or the method of execution of, any foreign exchange transaction entered into by the Fund (or its Investment Advisor acting on its behalf) or the reasonableness of the execution rate on any such transaction.

SECTION 5.3. <u>FUND ACKNOWLEDGEMENT</u> Each Fund acknowledges that in connection with all foreign exchange transactions entered into by the Fund (or its Investment Advisor acting on its behalf) with SSGM or any sub-custodian, SSGM and each such sub-custodian:

(i) shall be acting in a principal capacity and not as broker, agent or fiduciary to the Fund or its Investment Advisor;

(ii) shall seek to profit from such foreign exchange transactions, and are entitled to retain and not disclose any such profit to the Fund or its Investment Advisor; and

(iii) shall enter into such foreign exchange transactions pursuant to the terms and conditions, including pricing or pricing methodology, (a) agreed with the Fund or its Investment Advisor from time to time or (b) in the case of an indirect foreign exchange service, (i) as established by SSGM and set forth in the Client Publications with respect to the particular foreign exchange execution services selected by the Fund or the Investment Advisor or (ii) as established by the sub-custodian from time to time.

SECTION 5.4. <u>TRANSACTIONS BY STATE STREET</u>. The Custodian or its affiliates, including SSGM, may trade based upon information that is not available to the Fund (or its Investment Advisor acting on its behalf), and may enter into transactions for its own account or the account of clients in the same or opposite direction to the transactions entered into with the Fund (or its Investment Manager), and shall have no obligation, under this Agreement, to share such information with or consider the interests of their respective counterparties, including, where applicable, the Fund or the Investment Advisor.

SECTION 6. <u>SPECIAL SUB-CUSTODIANS</u>.

Upon receipt of Proper Instructions (as such term is defined in Section 7 hereof), the Custodian shall, on behalf of one or more Portfolios, appoint one or more banks, trust companies or other entities designated in such Proper Instructions to act as a sub-custodian for the purposes of effecting such transaction(s) as may be designated by a Fund in Proper Instructions. Each such designated sub-custodian is referred to herein as a ***"Special Sub-Custodian."*** Each such duly appointed Special Sub-Custodian shall be listed on Schedule C hereto, as it may be amended from time to time by a Fund, with the acknowledgement of the Custodian. In connection with the appointment of any Special Sub-Custodian, and in accordance with Proper Instructions, the Custodian shall enter into a sub-custodian agreement with the Fund and the Special Sub-

Custodian in form and substance approved by such Fund, provided that such agreement shall in all events comply with the provisions of the 1940 Act and the rules and regulations thereunder and the terms and provisions of this Agreement.

SECTION 6A <u>PAYMENTS FOR SALES OR REDEMPTIONS OF SHARES</u>

The Custodian shall receive from the distributor of the Shares or from the Transfer Agent, as the case may be, and deposit into the account of the appropriate Portfolio such payments as are received for Shares, in Creation Unit aggregations, thereof issued or sold from time to time by the Fund. The Custodian will provide timely notification to the Fund on behalf of each such Portfolio and the Transfer Agent of any receipt by it of payments for Shares of such Portfolio.

From such funds and securities as may be available for the purpose, the Custodian shall, upon receipt of instructions from the distributor of the Shares or from the Transfer Agent, as the case may be, make funds and securities available for payment to, or in accordance with the instructions of those persons with whom the Trust, on behalf of the Portfolio(s), has contracted to engage in Creation Unit transactions in Shares of which the Custodian has been notified ("***Authorized Participants***") who have delivered to the Transfer Agent proper instructions for the redemption or repurchase of their Shares, in Creation Unit aggregations, which shall have been accepted by the Transfer Agent, the applicable Fund Securities (or such securities in lieu thereof as may be designated by an investment adviser of the Fund in accordance with the Prospectus) for such Portfolio and the Cash Redemption Amount, if applicable, less any applicable Transaction Fee imposed by the Trust on redemptions of Creation Unit aggregations ("***Redemption Transaction Fee")***. The Custodian will transfer the applicable Fund Securities to or on the order of the Authorized Participant. Any cash redemption payment (less any applicable Redemption Transaction Fee) due to the Authorized Participant on redemption shall be effected through the Depository Trust Corporation ("***DTC***") system or through wire transfer in the case of redemptions effected outside of the DTC system.

SECTION 7. <u>PROPER INSTRUCTIONS</u>

"***Proper Instructions***," which may also be standing instructions, as such term is used throughout this Agreement shall mean instructions received by the Custodian from a Fund, a Fund's duly authorized investment manager or investment adviser, or a person or entity duly authorized by either of them. Such instructions may be in writing signed by the authorized person or persons or may be in a tested communication or in a communication utilizing access codes effected between electro-mechanical or electronic devices or may be by such other means and utilizing such intermediary systems and utilities as may be agreed from time to time by the Custodian and the person(s) or entity giving such instruction, provided that the Fund has followed any security procedures agreed to from time to time by the applicable Fund and the Custodian including, but not limited to, the security procedures selected by the Fund via the form of Funds Transfer Addendum hereto. Oral instructions will be considered Proper Instructions if the Custodian reasonably believes them to have been given by a

person authorized to provide such instructions with respect to the transaction involved; the Fund shall cause all oral instructions to be confirmed in writing. For purposes of this Section, Proper Instructions shall include instructions received by the Custodian pursuant to any multi-party agreement which requires a segregated asset account in accordance with Section 2.9 hereof.

SECTION 8. ACTIONS PERMITTED WITHOUT EXPRESS AUTHORITY

The Custodian may in its discretion, without express authority from the applicable Fund on behalf of each applicable Portfolio:

1) make payments to itself or others for minor expenses of handling securities or other similar items relating to its duties under this Agreement, provided that all such payments shall be accounted for to the applicable Fund on behalf of the Portfolio;

2) surrender securities in temporary form for securities in definitive form;

3) endorse for collection, in the name of the applicable Portfolio, checks, drafts and other negotiable instruments; and

4) in general, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the securities and property of the Portfolio except as otherwise directed by the applicable Board.

SECTION 9. EVIDENCE OF AUTHORITY

The Custodian shall be protected in acting upon any instructions, notice, request, consent, certificate or other instrument or paper believed by it to be genuine and to have been properly executed by or on behalf of the applicable Fund. The Custodian may receive and accept a copy of a resolution of the Board certified by the Secretary or an Assistant Secretary of any Fund (“***Certified Resolution***”) as conclusive evidence (a) of the authority of any person to act in accordance with such resolution or (b) of any determination or of any action by the applicable Board as described in such resolution, and such resolution may be considered as in full force and effect until receipt by the Custodian of written notice to the contrary.

SECTION 10. DUTIES OF CUSTODIAN WITH RESPECT TO THE BOOKS OF ACCOUNT AND CALCULATION OF NET ASSET VALUE AND NET INCOME

The Custodian shall cooperate with and supply necessary information to the entity or entities appointed by the Board to keep the books of account of each Portfolio and/or compute the net asset value per Share of the outstanding Shares or, if directed in writing to do so by a Fund on behalf of the applicable Portfolio, shall itself keep such books of account and/or compute such net asset value per Share. The Custodian shall transmit the net asset value per share of each Portfolio to the

Transfer Agent, the Distributor, the Exchange and such other entities as directed in writing by the Fund. If so directed, the Custodian shall also calculate daily the net income of an applicable Portfolio as described in the Prospectus and shall advise each applicable Fund and the Transfer Agent daily of the total amounts of such net income and, if instructed in writing by an officer of such Fund to do so, shall advise the Transfer Agent periodically of the division of such net income among its various components. The Custodian shall on each day a Portfolio is open for the purchase or redemption of Shares of such Portfolio compute the number of Shares of each Deposit Security (as defined in the Prospectus) to be included in the current Fund Deposit (as defined in the Prospectus) and the Fund Securities (as defined in the Prospectus) and shall transmit such information to the NSCC.

Each Fund acknowledges and agrees that, with respect to investments maintained with the Underlying Transfer Agent, the Underlying Transfer Agent is the sole source of information on the number of shares of a fund held by it on behalf of a Portfolio and that the Custodian has the right to rely on holdings information furnished by the Underlying Transfer Agent to the Custodian in performing its duties under this Agreement, including without limitation, the duties set forth in this Section 10 and in Section 11 hereof; provided, however, that the Custodian shall be obligated to reconcile information as to purchases and sales of Underlying Shares contained in trade instructions and confirmations received by the Custodian and to report promptly any discrepancies to the Underlying Transfer Agent. The calculations of the net asset value per Share and the daily income of each Portfolio shall be made at the time or times described from time to time in the Prospectus. Each Fund acknowledges that, in keeping the books of account of the Portfolio and/or making the calculations described herein with respect to Portfolio property released and delivered pursuant to Section 2.2(14), or purchased pursuant to Section 2.6(7) hereof, the Custodian is authorized and instructed to rely upon information provided to it by each Fund, each Fund's counterparty(ies), or the agents of either of them.

SECTION 11. <u>RECORDS</u>

The Custodian shall with respect to each Portfolio create and maintain all records relating to its activities and obligations under this Agreement in such manner as will meet the obligations of each Fund under the 1940 Act, with particular attention to Section 31 thereof and Rules 31a-1 and 31a-2 thereunder. All such records shall be the property of the Fund and shall at all times during the regular business hours of the Custodian be open for inspection by duly authorized officers, employees or agents of such Fund and employees and agents of the SEC. The Custodian shall, at a Fund's request, supply the Fund with a tabulation of securities owned by each Portfolio and held by the Custodian and shall, when requested to do so by the Fund and for such compensation as shall be agreed upon between the Fund and the Custodian, include certificate numbers in such tabulations. Each Fund acknowledges that, in creating and maintaining the records as set forth herein with respect to Portfolio property released and delivered pursuant to Section 2.2(14), or purchased pursuant to Section 2.6(7) hereof, the Custodian is authorized and instructed to rely upon information provided to it by the Fund, the Fund's counterparty(ies), or the agents of either of them.

SECTION 12. OPINION OF FUND'S INDEPENDENT ACCOUNTANT

The Custodian shall take all reasonable action, as a Fund on behalf of each applicable Portfolio may from time to time request, to obtain from year to year favorable opinions from the Fund's independent accountants with respect to its activities hereunder in connection with the preparation of the Fund's Form N-1A, and Form N-SAR or other annual reports to the SEC and with respect to any other requirements thereof.

SECTION 13. REPORTS TO FUND BY INDEPENDENT PUBLIC ACCOUNTANTS

The Custodian shall provide the applicable Fund, on behalf of each of the Portfolios at such times as such Fund may reasonably require, with reports by independent public accountants on the accounting system, internal accounting control and procedures for safeguarding securities, futures contracts and options on futures contracts, including securities deposited and/or maintained in a U.S. Securities System or a Foreign Securities System, relating to the services provided by the Custodian under this Agreement; such reports, shall be of sufficient scope and in sufficient detail, as may reasonably be required by the Fund to provide reasonable assurance that any material inadequacies would be disclosed by such examination, and, if there are no such inadequacies, the reports shall so state.

SECTION 14. COMPENSATION OF CUSTODIAN

The Custodian shall be entitled to reasonable compensation for its services and expenses as Custodian, as agreed upon from time to time between the Fund on behalf of each applicable Portfolio and the Custodian.

SECTION 15. RESPONSIBILITY OF CUSTODIAN

So long as and to the extent that it is in the exercise of reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Agreement and shall be held harmless in acting upon any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed by the proper party or parties, including any futures commission merchant acting pursuant to the terms of a three-party futures or options agreement. The Custodian shall be held to the exercise of reasonable care in carrying out the provisions of this Agreement, but shall be kept indemnified by and shall be without liability to any Fund for any action taken or omitted by it in good faith without negligence including, without limitation, acting in accordance with any Proper Instruction. It shall be entitled to rely on and may act upon advice of counsel (who may be counsel for the Fund) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice. The Custodian shall be without liability to any Fund or Portfolio for any loss, liability, claim or expense resulting from or caused by anything which is (A) part of Country Risk (as defined in Section 3 hereof), including without limitation nationalization, expropriation, currency restrictions, or acts of war,

revolution, riots or terrorism, or (B) part of the "prevailing country risk" of the Portfolios, as such term is used in SEC Release Nos. IC-22658; IS-1080 (May 12, 1997) or as such term or other similar terms are now or in the future interpreted by the SEC or by the staff of the Division of Investment Management thereof.

Except as may arise from the Custodian's own negligence or willful misconduct or the negligence or willful misconduct of a sub-custodian or agent, the Custodian shall be without liability to any Fund for any loss, liability, claim or expense resulting from or caused by; (i) events or circumstances beyond the reasonable control of the Custodian or any sub-custodian or Securities System or any agent or nominee of any of the foregoing, including, without limitation, the interruption, suspension or restriction of trading on or the closure of any securities market, power or other mechanical or technological failures or interruptions, computer viruses or communications disruptions, work stoppages, natural disasters, acts of war, revolution, riots or terrorism, or other similar force majeure events or acts; (ii) errors by any Fund or its duly authorized investment manager, investment adviser or sub-adviser in their instructions to the Custodian provided such instructions have been in accordance with this Agreement; (iii) the insolvency of or acts or omissions by a U.S. Securities System, Foreign Securities System, Underlying Transfer Agent or domestic sub-custodian designated pursuant to Section 1; (iv) any act or omission of a Special Sub-Custodian including, without limitation, reliance on reports prepared by a Special Sub-Custodian; (v) any delay or failure of any broker, agent or intermediary, central bank or other commercially prevalent payment or clearing system to deliver to the Custodian's sub-custodian or agent securities or other financial assets purchased or in the remittance or payment made in connection with securities sold; (vi) any delay or failure of any company, corporation, or other body in charge of registering or transferring securities or other financial assets in the name of the Custodian, any Fund, the Custodian's sub-custodians, nominees or agents or any consequential losses arising out of such delay or failure to transfer such securities including non-receipt of bonus, dividends and rights and other accretions or benefits; the failure of any Fund, its Investment Advisor, Portfolio or any duly authorized individual or organization to adhere to the Custodian's operational policies and procedures made available to the Fund, Investment Adviser, or Portfolio through Client Publications; (vii) delays or inability to perform its duties due to any disorder in market infrastructure with respect to any particular security, other financial asset, or Securities System; and (viii) any provision of any present or future law or regulation or order of the United States of America, or any state thereof, or any other country, or political subdivision thereof or of any court of competent jurisdiction.

The Custodian shall be liable for the acts or omissions of a Foreign Sub-Custodian (as defined in Section 4 hereof) to the same extent as set forth with respect to sub-custodians generally in this Agreement.

If a Fund on behalf of a Portfolio requires the Custodian to take any action with respect to securities, which action involves the payment of money or which action may, in the opinion of the Custodian, result in the Custodian or its nominee assigned to the Fund or the Portfolio being

liable for the payment of money or incurring liability of some other form, such Fund on behalf of the Portfolio, as a prerequisite to requiring the Custodian to take such action, shall provide indemnity to the Custodian in an amount and form satisfactory to it.

If a Fund requires the Custodian, its affiliates, subsidiaries or agents, to advance cash or securities for any purpose (including but not limited to securities settlements, foreign exchange contracts and assumed settlement) or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Agreement, except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct, as well as each Fund's obligation to compensate the Custodian pursuant to Section 14 or indemnify the Custodian pursuant to Section 15, any property at any time held for the account of the applicable Portfolio shall be security therefor and should the Fund fail to repay the Custodian promptly, the Custodian shall be entitled to utilize available cash and to dispose of such Portfolio's assets to the extent necessary to obtain reimbursement.

In no event shall the Custodian or the Fund be liable to the other for indirect, special or consequential damages.

SECTION 16. <u>EFFECTIVE PERIOD, TERMINATION AND AMENDMENT</u>

This Agreement shall remain in full force and effect for an initial term ending July 18, 2017 (the "***Initial Term***"). After the expiration of the Initial Term, this Agreement shall automatically renew for successive one-year terms (each, a "***Renewal Term***") unless a written notice of non-renewal is delivered by the non-renewing party no later than ninety (90) days prior to the expiration of the Initial Term or any Renewal Term, as the case may be. During the Initial Term and thereafter, either party may terminate this Agreement: (i) in the event of the other party's material breach of a material provision of this Agreement that the other party has either (a) failed to cure or (b) failed to establish a remedial plan to cure that is reasonably acceptable, within 60 days' written notice of such breach, or (ii) in the event of the appointment of a conservator or receiver for the other party or upon the happening of a like event to the other party at the direction of an appropriate agency or court of competent jurisdiction. Upon termination of this Agreement pursuant to this paragraph with respect to any Fund or Portfolio, the applicable Fund shall pay Custodian its compensation due and shall reimburse Custodian for its costs, expenses and disbursements owed under this Agreement. Termination of this Agreement with respect to any Fund shall in no way affect the rights and duties under this Agreement with respect to the Trust or any other Fund.

In the event of: (i) any Fund's termination of this Agreement with respect to such Fund or its Portfolio(s) for any reason other than as set forth in the immediately preceding paragraph or (ii) a transaction not in the ordinary course of business pursuant to which the Custodian is not retained to continue providing services hereunder to a Fund or Portfolio (or its respective successor), the applicable Fund shall pay the Custodian its compensation due through the end of the then-current term (based upon the average monthly compensation previously earned by Custodian with respect to such Fund or Portfolio) and shall reimburse the Custodian for its costs, expenses and disbursements owed under this Agreement. Upon receipt of such payment and reimbursement, the Custodian will

deliver such Fund's or Portfolio's securities and cash as set forth herein below. For the avoidance of doubt, no payment will be required pursuant to clause (ii) of this paragraph in the event of any transaction such as (a) the liquidation or dissolution of a Fund or a Portfolio and distribution of such Fund's or Portfolio's assets as a result of the Board's determination in its reasonable business judgment that the Fund or Portfolio is no longer viable (b) a merger of a Fund or Portfolio into, or the consolidation of a Fund or Portfolio with, another entity, or (c) the sale by a Fund or Portfolio of all, or substantially all, of its assets to another entity, in each of (b) and (c) where the Custodian is retained to continue providing services to such Fund or Portfolio (or its respective successor) on substantially the same terms as this Agreement.

Termination of this Agreement with respect to any one particular Fund or Portfolio shall in no way affect the rights and duties under this Agreement with respect to any other Fund or Portfolio. The provisions of Sections 14 and 15 of this Agreement shall survive termination of this Agreement for any reason.

SECTION 17. <u>SUCCESSOR CUSTODIAN</u>

If a successor custodian for one or more Portfolios shall be appointed by the applicable Board, the Custodian shall, upon termination and receipt of Proper Instructions, deliver to such successor custodian at the office of the Custodian, duly endorsed and in the form for transfer, all securities of each applicable Portfolio then held by it hereunder and shall transfer to an account of the successor custodian all of the securities of each such Portfolio held in a Securities System or at the Underlying Transfer Agent.

In the event that no Proper Instructions designating a successor custodian or alternative arrangements shall have been delivered to the Custodian on or before the date when such termination shall become effective, then the Custodian shall have the right to deliver to a bank or trust company, which is a "bank" as defined in the 1940 Act, doing business in Boston, Massachusetts or New York, New York, of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than $25,000,000, all securities, funds and other properties held by the Custodian on behalf of each applicable Portfolio and all instruments held by the Custodian relative thereto and all other property held by it under this Agreement on behalf of each applicable Portfolio, and to transfer to an account of such successor custodian all of the securities of each such Portfolio held in any Securities System or at the Underlying Transfer Agent. Thereafter, such bank or trust company shall be the successor of the Custodian under this Agreement.

In the event that securities, funds and other properties remain in the possession of the Custodian after the date of termination hereof owing to failure of the Fund to procure the Certified Resolution to appoint a successor custodian, the Custodian shall be entitled to fair compensation for its services during such period as the Custodian retains possession of such securities, funds and other properties and the provisions of this Agreement relating to the duties and obligations of the Custodian shall remain in full force and effect.

SECTION 18. INTERPRETIVE AND ADDITIONAL PROVISIONS

In connection with the operation of this Agreement, the Custodian and each Fund on behalf of each of the Portfolios, may from time to time agree on such provisions interpretive of or in addition to the provisions of this Agreement as may in their joint opinion be consistent with the general tenor of this Agreement. Any such interpretive or additional provisions shall be in a writing signed by all parties to this Agreement and shall be annexed hereto, provided that no such interpretive or additional provisions shall contravene any applicable federal or state regulations or any provision of any Fund's Declaration of Trust, By-Laws or other governing documents. No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Agreement.

SECTION 19.1. ADDITIONAL FUNDS

If any management investment company or Fund in addition to those listed on Appendix A desires the Custodian to render services as custodian under the terms of this Agreement, such management investment company or Fund shall so notify the Custodian in writing. If the Custodian agrees in writing to provide the services, the management investment company shall become a Fund hereunder and be bound by all terms and conditions and provisions hereof including, without limitation, the representations and warranties set forth in Section 19.4 below. If any Fund establishes a series in addition to the Portfolios set forth on Appendix A with respect to which the Fund desires the Custodian to render services as custodian under the terms of this Agreement, the Fund shall so notify the Custodian in writing. If the Custodian agrees in writing to provide the services, the series shall become a Portfolio hereunder.

SECTION 19.2. LIMITED LIABILITY OF THE FUNDS

The obligations of the Funds under this Agreement are not binding upon any of the trustees, officers, employees, agents or shareholders of the Funds individually, but bind only the property of a relevant Fund and no other Fund of the USAA ETF Trust. The Custodian agrees to look solely to the assets of the applicable Fund for the satisfaction of any liability in respect of the Fund under this Agreement and will not seek recourse against such trustees, officers, employees, agents or shareholders, or any of them, or any of their personal assets for such transaction.

SECTION 19.3. THE PARTIES; REPRESENTATIONS AND WARRANTIES. All references in this Agreement to the "Fund" are to each of the management investment companies listed on Appendix A, and each management investment company made subject to this Agreement in accordance with Section 19.1 above, individually, as if this Agreement were between the individual Fund and the Custodian. In the case of a series organization, all references in this Agreement to the "Portfolio" are to the individual series of the series organization on behalf of the individual series. Any reference in this Agreement to "the parties" shall mean the Custodian

and such other individual Fund as to which the matter pertains.

SECTION 19.4. <u>REPRESENTATIONS AND WARRANTIES OF EACH FUND</u>. Each Fund hereby represents and warrants that (a) it is duly incorporated, formed or organized and is validly existing in good standing in its jurisdiction of incorporation, formation or organization; (b) it has the requisite power and authority under applicable law and its Governing Documents to enter into and perform this Agreement; (c) all requisite proceedings have been taken to authorize it to enter into and perform this Agreement; (d) this Agreement constitutes its legal, valid, binding and enforceable agreement; and (e) its entrance into this Agreement shall not cause a material breach or be in material conflict with any other agreement or obligation of any Fund or any law or regulation applicable to it.

SECTION 20. <u>MASSACHUSETTS LAW TO APPLY</u>

This Agreement shall be construed and the provisions thereof interpreted under and in accordance with laws of The Commonwealth of Massachusetts, and (a) the Commonwealth of Massachusetts is the jurisdiction of the Custodian as securities intermediary and bank for purposes of the UCC and (b) the law applicable to all issues in Article 2(1) of the Hague Securities Convention is the law in force in the Commonwealth of Massachusetts.

SECTION 21. <u>PRIOR AGREEMENTS</u>

This Agreement supersedes and terminates, as of the date hereof, all prior agreements between each Fund on behalf of each of the Portfolios and the Custodian relating to the custody of such Fund's assets.

SECTION 22. <u>NOTICES</u>.

Any notice, instruction or other instrument required to be given hereunder may be delivered in person to the offices of the parties as set forth herein during normal business hours or delivered prepaid registered mail or by telex, cable or telecopy to the parties at the following addresses or such other addresses as may be notified by any party from time to time.

To the Fund:	[USAA ETF TRUST] ON BEHALF OF [PORTFOLIO] 9800 Fredericksburg Road, A03W San Antonio, TX 78288 Attention: Bob Galindo, Assistant Treasurer Telephone: 210-498-7261 Telecopy: 210-498-7819
To the Custodian:	STATE STREET BANK AND TRUST COMPANY 150 Newport Avenue, AFB/4 North Quincy, MA 02171

Attention: Judith I. Charny, Vice President
Telephone: (617) 985-4978
Telecopy: (617) 537-2079

Such notice, instruction or other instrument shall be deemed to have been served in the case of a registered letter at the expiration of five business days after posting, in the case of cable twenty-four hours after dispatch and, in the case of telex, immediately on dispatch and if delivered outside normal business hours it shall be deemed to have been received at the next time after delivery when normal business hours commence and in the case of cable, telex or telecopy on the business day after the receipt thereof. Evidence that the notice was properly addressed, stamped and put into the post shall be conclusive evidence of posting.

SECTION 23. REPRODUCTION OF DOCUMENTS

This Agreement and all schedules, addenda, exhibits, attachments and amendments hereto may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties hereto all/each agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

SECTION 24. REMOTE ACCESS SERVICES ADDENDUM

The Custodian and each Fund agree to be bound by the terms of the Remote Access Services Addendum attached hereto.

SECTION 25. CONFIDENTIALITY.

All information provided under this Agreement by a party (the "Disclosing Party") to the other party (the "Receiving Party") regarding the Disclosing Party's business and operations shall be treated as confidential. Subject to Section 25.1 below, all confidential information provided under this Agreement by Disclosing Party shall be used, including disclosure to third parties, by the Receiving Party, or its agents or service providers, solely for the purpose of performing or receiving the services and discharging the Receiving Party's other obligations under the Agreement or managing the business of the Receiving Party and its affiliates, including financial and operational management and reporting, risk management, legal and regulatory compliance and client service management. The foregoing shall not be applicable to any information (a) that is publicly available when provided or thereafter becomes publicly available, other than through a breach of this Agreement, (b) that is independently derived by the Receiving Party without the use of any information provided by the Disclosing Party in connection with this Agreement, (c) that is disclosed to comply with any legal or regulatory proceeding, investigation, audit, examination, subpoena, civil

investigative demand or other similar process, (d) that is disclosed as required by operation of law or regulation or as required to comply with the requirements of any market infrastructure that the Disclosing Party or its agents direct the Custodian or its affiliates to employ (or which is required in connection with the holding or settlement of instruments included in the assets subject to this Agreement, or (e) where the party seeking to disclose has received the prior written consent of the party providing the information, which consent shall not be unreasonably withheld.

SECTION 25.1 USE OF DATA.

(a) In connection with the provision of the services and the discharge of its other obligations under this Agreement, the Custodian (which term for purposes of this Section 25.1 includes each of its parent company, branches and affiliates ("***Affiliates***")) may collect and store information regarding a Fund and share such information with its Affiliates, agents and service providers in order and to the extent reasonably necessary (i) to carry out the provision of services contemplated under this Agreement and other agreements between the Fund and the Custodian or any of its Affiliates and (ii) to carry out management of its businesses, including, but not limited to, financial and operational management and reporting, risk management, legal and regulatory compliance and client service management.

(b) Subject to paragraph (c) below, the Custodian and/or its Affiliates (except those Affiliates or business divisions principally engaged in the business of asset management) may use any data or other information ("***Data***") obtained by such entities in the performance of their services under this Agreement or any other agreement between the Fund and the Custodian or one of its Affiliates, including Data regarding transactions and portfolio holdings relating to the Fund, and publish, sell, distribute or otherwise commercialize the Data; provided that, unless the Fund otherwise consents, Data is combined or aggregated with information relating to (i) other customers of the Custodian and/or its Affiliates or (ii) information derived from other sources, in each case such that any published information will be displayed that does not include attribution to or identification of such Data with the Fund or any Portfolio. The Fund agrees that Custodian and/or its Affiliates may seek to profit and realize economic benefit from the commercialization and use of the Data, that such benefit will constitute part of the Custodian's compensation for services under this Agreement or such other agreement, and the Custodian and/or its Affiliates shall be entitled to retain and not be required to disclose the amount of such economic benefit and profit to the Fund.

(c) Except as expressly contemplated by this Agreement, nothing in this Section 25.1 shall limit the confidentiality and data-protection obligations of the Custodian and its Affiliates under this Agreement and applicable law. The Custodian shall cause any Affiliate, agent or service provider to which it has disclosed Data pursuant to this Section 25.1 to comply at all times with confidentiality and data-protection obligations as if it were a party to this Agreement.

SECTION 26. REGULATION GG.

Each Fund represents and warrants that it does not engage in an "Internet gambling business," as such term is defined in Section 233.2(r) of Federal Reserve Regulation GG (12 CFR 233) and covenants that it shall not engage in an Internet gambling business. In accordance with Regulation GG, each Fund is hereby notified that "restricted transactions," as such term is defined in Section 233.2(y) of Regulation GG, are prohibited in any dealings with the Custodian pursuant to this Agreement or otherwise between or among any party hereto.

SECTION 27. SHAREHOLDER COMMUNICATIONS ELECTION

SEC Rule 14b-2 requires banks which hold securities for the account of customers to respond to requests by issuers of securities for the names, addresses and holdings of beneficial owners of securities of that issuer held by the bank unless the beneficial owner has expressly objected to disclosure of this information. In order to comply with the rule, the Custodian needs each Fund to indicate whether it authorizes the Custodian to provide such Fund's name, address, and share position to requesting companies whose securities the Fund owns. If a Fund tells the Custodian "no", the Custodian will not provide this information to requesting companies. If a Fund tells the Custodian "yes" or does not check either "yes" or "no" below, the Custodian is required by the rule to treat the Fund as consenting to disclosure of this information for all securities owned by the Fund or any funds or accounts established by the Fund. For a Fund's protection, the Rule prohibits the requesting company from using the Fund's name and address for any purpose other than corporate communications. Please indicate below whether the Fund consents or objects by checking one of the alternatives below.

YES [ ] The Custodian is authorized to release the Fund's name, address, and share positions.

NO [X] The Custodian is not authorized to release the Fund's name, address, and share positions.

[Signature page follows.]

IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized representative under seal as of the date first above written.

EACH OF THE MANAGEMENT INVESTMENT COMPANIES AND SERIES SET FORTH ON APPENDIX A HERETO, SEVERALLY AND NOT JOINTLY

By: ____________________

Name: James De Vries

Title: Assistant Treasurer

SIGNATURE ATTESTED TO BY:

By: ____________________

Name: Anthony D'Angelo

Title: Sr. Supply Chain Manager

STATE STREET BANK AND TRUST COMPANY

By: ____________________

Name: Andrew Erickson

Title: Executive Vice President

SIGNATURE ATTESTED TO BY:

By: ____________________

Name: ____________________

Title: Vice President and Counsel

APPENDIX A

USAA ETF Trust on behalf of its Portfolios,

USAA MSCI USA Value Momentum Blend Index ETF
USAA MSCI USA Small Cap Value Momentum Blend Index ETF
USAA MSCI International Value Momentum Blend Index ETF
USAA MSCI Emerging Markets Value Momentum Blend Index ETF
USAA Short-Term Bond ETF
USAA Intermediate-Term Bond ETF

For purposes of this Agreement, particularly Sections 2.4A and 10, as it relates to the Portfolios listed, references to Exchange shall mean NYSE Arca, Inc.

SCHEDULE C
TO
Master Custodian Agreement

Special Sub-Custodians

None

Global Services

STATE STREET.

Global Custody Network
Schedule A

JUNE 30, 2017

MARKET	SUBCUSTODIAN	ADDRESS
Albania	Raiffeisen Bank sh.a.	Blv. "Bajram Curri" ETC – Kati 14 Tirana, Albania
Argentina	Citibank, N.A.	Bartolome Mitre 530 1036 Buenos Aires, Argentina
Australia	The Hongkong and Shanghai Banking Corporation Limited	HSBC Securities Services Level 3, 10 Smith St., Parramatta, NSW 2150, Australia
Austria	Deutsche Bank AG (operating through its Frankfurt branch with support from its Vienna branch)	Fleischmarkt 1 A-1010 Vienna, Austria
	UniCredit Bank Austria AG	Custody Department / Dept. 8398-TZ Julius Tandler Platz 3 A-1090 Vienna, Austria
Bahrain	HSBC Bank Middle East Limited (as delegate of The Hongkong and Shanghai Banking Corporation Limited)	1st Floor, Bldg. #2505 Road # 2832, Al Seef 428 Kingdom of Bahrain
Bangladesh	Standard Chartered Bank	Silver Tower, Level 7 52 South Gulshan Commercial Area Gulshan 1, Dhaka 1212, Bangladesh
Belgium	Deutsche Bank AG, Netherlands (operating through its Amsterdam branch with support from its Brussels branch)	De Entrees 99-197 1101 HE Amsterdam, Netherlands
Benin	via Standard Chartered Bank Côte d'Ivoire S.A., Abidjan, Ivory Coast	23, Bld de la République 17 BP 1141 Abidjan 17 Côte d'Ivoire
Bermuda	HSBC Bank Bermuda Limited	6 Front Street Hamilton, HM06, Bermuda

Federation of Bosnia and Herzegovina	UniCredit Bank d.d.	Zelenih beretki 24 **71 000** Sarajevo Federation of Bosnia and Herzegovina
Botswana	Standard Chartered Bank Botswana Limited	4th Floor, Standard Chartered House Queens Road The Mall Gaborone, Botswana
Brazil	Citibank, N.A.	AV Paulista 1111 São Paulo, **SP 01311-920** Brazil
Bulgaria	Citibank Europe plc, Bulgaria Branch	Serdika Offices, 10th floor 48 Sitnyakovo Blvd. **1505** Sofia, Bulgaria
	UniCredit Bulbank AD	7 Sveta Nedelya Square **1000** Sofia, Bulgaria
Burkina Faso	via Standard Chartered Bank Côte d'Ivoire S.A., Abidjan, Ivory Coast	23, Bld de la République 17 BP 1141 Abidjan **17** Côte d'Ivoire
Canada	State Street Trust Company Canada	30 Adelaide Street East, Suite 800 Toronto, ON Canada **M5C 3G6**
Chile	Itaú CorpBanca S.A.	Presidente Riesco Street # 5537 Floor 18 Las Condes, Santiago de Chile
People's Republic of China	HSBC Bank (China) Company Limited (as delegate of The Hongkong and Shanghai Banking Corporation Limited)	33rd Floor, HSBC Building, Shanghai IFC 8 Century Avenue Pudong, Shanghai, China (**200120**)
	China Construction Bank Corporation	No.1 Naoshikou Street Chang An Xing Rong Plaza Beijing **100032-33**, China
China Connect	Citibank N.A.	39/F., Champion Tower 3 Garden Road Central, Hong Kong
	The Hongkong and Shanghai Banking Corporation Limited	Level 30, HSBC Main Building 1 Queen's Road Central, Hong Kong
	Standard Chartered Bank (Hong Kong) Limited	15th Floor Standard Chartered Tower 388 Kwun Tong Road Kwun Tong, Hong Kong
Colombia	Cititrust Colombia S.A. Sociedad Fiduciaria	Carrera 9A, No. 99-02 Bogotá DC, Colombia

Costa Rica	Banco BCT S.A.	160 Calle Central Edificio BCT San José, Costa Rica
Croatia	Privredna Banka Zagreb d.d.	Custody Department Radnička cesta 50 **10000** Zagreb, Croatia
	Zagrebacka Banka d.d.	Savska 60 **10000** Zagreb, Croatia
Cyprus	BNP Paribas Securities Services, S.C.A., Greece (operating through its Athens branch)	2 Lampsakou Str. **115 28** Athens, Greece
Czech Republic	Československá obchodní banka, a.s.	Radlická 333/150 **150 57** Prague 5, Czech Republic
	UniCredit Bank Czech Republic and Slovakia, a.s.	BB Centrum – FILADELFIE Želetavská 1525/1 **140 92** Praha 4 - Michle, Czech Republic
Denmark	Nordea Bank AB (publ), Sweden (operating through its branch, Nordea Danmark, Filial af Nordea Bank AB (publ), Sverige)	Strandgade 3 **0900** Copenhagen C, Denmark
	Skandinaviska Enskilda Banken AB (publ), Sweden (operating through its Copenhagen branch)	Bernstorffsgade 50 **1577** Copenhagen, Denmark
Egypt	HSBC Bank Egypt S.A.E. (as delegate of The Hongkong and Shanghai Banking Corporation Limited)	6th Floor 306 Corniche El Nil Maadi Cairo, Egypt
Estonia	AS SEB Pank	Tornimäe 2 **15010** Tallinn, Estonia
Finland	Nordea Bank AB (publ), Sweden (operating through its branch, Nordea Bank AB (publ), Finnish branch)	Satamaradankatu 5 **00500** Helsinki, Finland
	Skandinaviska Enskilda Banken AB (publ), Sweden (operating through its Helsinki branch)	Securities Services Box 630 **SF-00101** Helsinki, Finland
France	Deutsche Bank AG, Netherlands (operating through its Amsterdam branch with support from its Paris branch)	De Entrees 99-197 **1101 HE** Amsterdam, Netherlands
Republic of Georgia	JSC Bank of Georgia	29a Gagarini Str. Tbilisi **0160**, Georgia
Germany	State Street Bank International GmbH	Brienner Strasse 59 **80333** Munich, Germany

	Deutsche Bank AG	Alfred-Herrhausen-Allee 16-24 **D-65760** Eschborn, Germany
Ghana	Standard Chartered Bank Ghana Limited	P. O. Box 768 1st Floor High Street Building Accra, Ghana
Greece	BNP Paribas Securities Services, S.C.A.	2 Lampsakou Str. **115 28** Athens, Greece
Guinea-Bissau	via Standard Chartered Bank Côte d'Ivoire S.A., Abidjan, Ivory Coast	23, Bld de la République 17 BP 1141 Abidjan **17** Côte d'Ivoire
Hong Kong	Standard Chartered Bank (Hong Kong) Limited	15th Floor Standard Chartered Tower 388 Kwun Tong Road Kwun Tong, Hong Kong
Hungary	Citibank Europe plc Magyarországi Fióktelepe	7 Szabadság tér, Bank Center Budapest, **H-1051** Hungary
	UniCredit Bank Hungary Zrt.	6th Floor Szabadság tér 5-6 **H-1054** Budapest, Hungary
Iceland	Landsbankinn hf.	Austurstræti 11 **155** Reykjavik, Iceland
India	Deutsche Bank AG	Block B1, 4th Floor, Nirlon Knowledge Park Off Western Express Highway Goregaon (E) Mumbai **400 063**, India
	The Hongkong and Shanghai Banking Corporation Limited	11F, Building 3, NESCO - IT Park, NESCO Complex, Western Express Highway Goregaon (East), Mumbai **400 063**, India
Indonesia	Deutsche Bank AG	Deutsche Bank Building, 4th floor Jl. Imam Bonjol, No. 80 Jakarta **10310**, Indonesia
Ireland	State Street Bank and Trust Company, United Kingdom branch	525 Ferry Road Edinburgh **EH5 2AW**, Scotland
Israel	Bank Hapoalim B.M.	50 Rothschild Boulevard Tel Aviv, Israel **61000**
Italy	Deutsche Bank S.p.A.	Investor Services Via Turati 27 – 3rd Floor **20121** Milan, Italy

Ivory Coast	Standard Chartered Bank Côte d'Ivoire S.A.	23, Bld de la République 17 BP 1141 Abidjan **17** Côte d'Ivoire
Japan	Mizuho Bank, Limited	Shinagawa Intercity Tower A 2-15-1, Konan, Minato-ku Tokyo **108-6009**, Japan
	The Hongkong and Shanghai Banking Corporation Limited	HSBC Building 11-1 Nihonbashi 3-chome, Chuo-ku Tokyo **1030027**, Japan
Jordan	Standard Chartered Bank	Shmeissani Branch Al-Thaqafa Street, Building # 2 P.O. Box 926190 Amman **11110**, Jordan
Kazakhstan	JSC Citibank Kazakhstan	Park Palace, Building A, 41 Kazibek Bi street, Almaty **A25T0A1**, Kazakhstan
Kenya	Standard Chartered Bank Kenya Limited	Custody Services Standard Chartered @ Chiromo, Level 5 48 Westlands Road P.O. Box 40984 – 00100 GPO Nairobi, Kenya
Republic of Korea	Deutsche Bank AG	18th Fl., Young-Poong Building 41 Cheonggyecheon-ro Jongro-ku-, Seoul **03188**, Korea
	The Hongkong and Shanghai Banking Corporation Limited	5F HSBC Building #37 Chilpae-ro Jung-gu, Seoul **04511**, Korea
Kuwait	HSBC Bank Middle East Limited (as delegate of The Hongkong and Shanghai Banking Corporation Limited)	Kuwait City, Sharq Area Abdulaziz Al Sager Street Al Hamra Tower, 37F P. O. Box 1683, Safat **13017**, Kuwait
Latvia	AS SEB banka	Unicentrs, Valdlauči **LV-1076** Kekavas pag., Rigas raj., Latvia
Lithuania	AB SEB bankas	Gedimino av. 12 **LT 2600** Vilnius, Lithuania
Malawi	Standard Bank Limited	Kaomba Centre Cnr. Victoria Avenue & Sir Glyn Jones Road Blantyre, Malawi

Malaysia	Deutsche Bank (Malaysia) Berhad	Domestic Custody Services Level 20, Menara IMC 8 Jalan Sultan Ismail **50250** Kuala Lumpur, Malaysia
	Standard Chartered Bank Malaysia Berhad	Menara Standard Chartered 30 Jalan Sultan Ismail **50250** Kuala Lumpur, Malaysia
Mali	via Standard Chartered Bank Côte d'Ivoire S.A., Abidjan, Ivory Coast	23, Bld de la République 17 BP 1141 Abidjan **17** Côte d'Ivoire
Mauritius	The Hongkong and Shanghai Banking Corporation Limited	6F HSBC Centre 18 CyberCity Ebene, Mauritius
Mexico	Banco Nacional de México, S.A.	3er piso, Torre Norte Act. Roberto Medellín No. 800 Col. Santa Fe Mexico, DF **01219**
Morocco	Citibank Maghreb	Zénith Millénium Immeuble1 Sidi Maârouf – B.P. 40 Casablanca **20190**, Morocco
Namibia	Standard Bank Namibia Limited	Standard Bank Center Cnr. Werner List St. and Post St. Mall 2nd Floor Windhoek, Namibia
Netherlands	Deutsche Bank AG	De Entrees 99-197 **1101 HE** Amsterdam, Netherlands
New Zealand	The Hongkong and Shanghai Banking Corporation Limited	HSBC House Level 7, 1 Queen St. Auckland **1010**, New Zealand
Niger	via Standard Chartered Bank Côte d'Ivoire S.A., Abidjan, Ivory Coast	23, Bld de la République 17 BP 1141 Abidjan **17** Côte d'Ivoire
Nigeria	Stanbic IBTC Bank Plc.	Plot 1712 Idejo St Victoria Island, Lagos **101007**, Nigeria
Norway	Nordea Bank AB (publ), Sweden (operating through its branch, Nordea Bank AB (publ), filial i Norge)	Essendropsgate 7 **0368** Oslo, Norway
	Skandinaviska Enskilda Banken AB (publ), Sweden (operating through its Oslo branch)	P.O. Box 1843 Vika Filipstad Brygge 1 **N-0123** Oslo, Norway

Oman	HSBC Bank Oman S.A.O.G. (as delegate of The Hongkong and Shanghai Banking Corporation Limited)	2nd Floor Al Khuwair PO Box 1727 **PC 111** Seeb, Oman
Pakistan	Deutsche Bank AG	Unicentre – Unitowers I.I. Chundrigar Road P.O. Box 4925 Karachi - **74000**, Pakistan
Panama	Citibank, N.A.	Boulevard Punta Pacifica Torre de las Americas Apartado Panama City, Panama **0834-00555**
Peru	Citibank del Perú, S.A.	Canaval y Moreyra 480 3rd Floor, San Isidro Lima **27**, Perú
Philippines	Deutsche Bank AG	Global Transaction Banking Tower One, Ayala Triangle **1226** Makati City, Philippines
Poland	Bank Handlowy w Warszawie S.A.	ul. Senatorska 16 **00-293** Warsaw, Poland
	Bank Polska Kasa Opieki S.A.	31 Zwirki I Wigury Street **02-091**, Warsaw, Poland
Portugal	Deutsche Bank AG, Netherlands (operating through its Amsterdam branch with support from its Lisbon branch)	De Entrees 99-197 **1101 HE** Amsterdam, Netherlands
Puerto Rico	Citibank N.A.	235 Federico Costa Street, Suite 315 San Juan, Puerto Rico **00918**
Qatar	HSBC Bank Middle East Limited (as delegate of The Hongkong and Shanghai Banking Corporation Limited)	2 Fl Ali Bin Ali Tower Building no.: 150 Airport Road Doha, Qatar
Romania	Citibank Europe plc, Dublin – Romania Branch	8, Iancu de Hunedoara Boulevard **712042**, Bucharest Sector 1, Romania
Russia	AO Citibank	8-10 Gasheka Street, Building 1 **125047** Moscow, Russia
Saudi Arabia	HSBC Saudi Arabia (as delegate of The Hongkong and Shanghai Banking Corporation Limited)	HSBC Head Office 7267 Olaya - Al Murooj Riyadh **12283-2255** Kingdom of Saudi Arabia
Senegal	via Standard Chartered Bank Côte d'Ivoire S.A., Abidjan, Ivory Coast	23, Bld de la République 17 BP 1141 Abidjan **17** Côte d'Ivoire

Serbia	UniCredit Bank Serbia JSC	Rajiceva 27-29 **11000** Belgrade, Serbia
Singapore	Citibank N.A.	3 Changi Business Park Crescent #07-00, Singapore **486026**
	United Overseas Bank Limited	156 Cecil Street FEB Building #08-03 Singapore **069544**
Slovak Republic	UniCredit Bank Czech Republic and Slovakia, a.s.	Šancová 1/A **813 33** Bratislava, Slovak Republic
Slovenia	UniCredit Banka Slovenija d.d.	Šmartinska 140 **SI-1000** Ljubljana, Slovenia
South Africa	FirstRand Bank Limited	Mezzanine Floor 3 First Place Bank City Corner Simmonds & Jeppe Sts. Johannesburg **2001** Republic of South Africa
	Standard Bank of South Africa Limited	3rd Floor, 25 Pixley Ka Isaka Seme St. Johannesburg **2001** Republic of South Africa
Spain	Deutsche Bank S.A.E.	Calle de Rosario Pino 14-16, Planta 1 **28020** Madrid, Spain
Sri Lanka	The Hongkong and Shanghai Banking Corporation Limited	24, Sir Baron Jayatilake Mawatha Colombo **01**, Sri Lanka
Republic of Srpska	UniCredit Bank d.d.	Zelenih beretki 24 **71 000** Sarajevo Federation of Bosnia and Herzegovina
Swaziland	Standard Bank Swaziland Limited	Standard House, Swazi Plaza Mbabane, Swaziland **H101**
Sweden	Nordea Bank AB (publ)	Smålandsgatan 17 **105 71** Stockholm, Sweden
	Skandinaviska Enskilda Banken AB (publ)	Sergels Torg 2 **SE-106 40** Stockholm, Sweden
Switzerland	Credit Suisse (Switzerland) Limited	Uetlibergstrasse 231 **8070** Zurich, Switzerland
	UBS Switzerland AG	Max-Högger-Strasse 80-82 **CH-8048** Zurich-Alstetten, Switzerland
Taiwan - R.O.C.	Deutsche Bank AG	296 Ren-Ai Road Taipei **106** Taiwan, Republic of China

	Standard Chartered Bank (Taiwan) Limited	168 Tun Hwa North Road Taipei **105**, Taiwan, Republic of China
Tanzania	Standard Chartered Bank (Tanzania) Limited	1 Floor, International House Corner Shaaban Robert St and Garden Ave PO Box 9011 Dar es Salaam, Tanzania
Thailand	Standard Chartered Bank (Thai) Public Company Limited	Sathorn Nakorn Tower 14th Floor, Zone B 90 North Sathorn Road Silom, Bangkok **10500**, Thailand
Togo	via Standard Chartered Bank Côte d'Ivoire S.A., Abidjan, Ivory Coast	23, Bld de la République 17 BP 1141 Abidjan **17** Côte d'Ivoire
Tunisia	Union Internationale de Banques	65 Avenue Bourguiba **1000** Tunis, Tunisia
Turkey	Citibank, A.Ş.	Tekfen Tower Eski Buyukdere Caddesi 209 Kat 3 Levent **34394** Istanbul, Turkey
	Deutsche Bank A.Ş.	Eski Buyukdere Caddesi Tekfen Tower No. 209 Kat: 17 4 Levent **34394** Istanbul, Turkey
Uganda	Standard Chartered Bank Uganda Limited	5 Speke Road P.O. Box 7111 Kampala, Uganda
Ukraine	PJSC Citibank	16-g Dilova St. Kyiv **03150**, Ukraine
United Arab Emirates Dubai Financial Market	HSBC Bank Middle East Limited (as delegate of The Hongkong and Shanghai Banking Corporation Limited)	HSBC Securities Services Emaar Square Level 3, Building No. 5 P O Box 502601 Dubai, United Arab Emirates
United Arab Emirates Dubai International Financial Center	HSBC Bank Middle East Limited (as delegate of The Hongkong and Shanghai Banking Corporation Limited)	HSBC Securities Services Emaar Square Level 3, Building No. 5 P O Box 502601 Dubai, United Arab Emirates
United Arab Emirates Abu Dhabi	HSBC Bank Middle East Limited (as delegate of The Hongkong and Shanghai Banking Corporation Limited)	HSBC Securities Services Emaar Square Level 3, Building No. 5 P O Box 502601 Dubai, United Arab Emirates

United Kingdom	State Street Bank and Trust Company, United Kingdom branch	525 Ferry Road Edinburgh **EH5 2AW**, Scotland
Uruguay	Banco Itaú Uruguay S.A.	Zabala 1463 **11000** Montevideo, Uruguay
Venezuela	Citibank, N.A.	Centro Comercial El Recreo Torre Norte, Piso 19 Avenida Casanova Caracas, Venezuela **1050**
Vietnam	HSBC Bank (Vietnam) Limited (as delegate of The Hongkong and Shanghai Banking Corporation Limited)	Centre Point 106 Nguyen Van Troi Street Phu Nhuan District Ho Chi Minh City, Vietnam
Zambia	Standard Chartered Bank Zambia Plc.	Standard Chartered House Cairo Road P.O. Box 32238 **10101**, Lusaka, Zambia
Zimbabwe	Stanbic Bank Zimbabwe Limited (as delegate of Standard Bank of South Africa Limited)	3rd Floor Stanbic Centre 59 Samora Machel Avenue Harare, Zimbabwe

STATE STREET.

Depositories Operating in Network Markets
Schedule B

JUNE 30, 2017

MARKET	DEPOSITORY	TYPES OF SECURITIES
Albania	Bank of Albania	Government debt
Argentina	Caja de Valores S.A.	Equities, government and corporate bonds, and corporate money market instruments
Australia	Austraclear Limited	Government securities, corporate bonds, and corporate money market instruments
Austria	OeKB Central Securities Depository GmbH	All securities listed on Wiener Börse AG, the Vienna Stock Exchange (as well as virtually all other Austrian securities)
Bahrain	Clearing, Settlement, Depository and Registry System of the Bahrain Bourse	Equities
Bangladesh	Bangladesh Bank	Government securities
	Central Depository Bangladesh Limited	Equities and corporate bonds
Belgium	Euroclear Belgium	Equities and most corporate bonds
	National Bank of Belgium	Government securities, corporate bonds, and money market instruments
Benin	Dépositaire Central – Banque de Règlement	All securities traded on Bourse Régionale des Valeurs Mobilières, the West African regional exchange, including securities from the following West African nations: Benin, Burkina Faso, Guinea-Bissau, the Ivory Coast, Mali, Niger, Senegal and Togo.
	Banque Centrale des Etats d'Afrique de l'Ouest	Treasury bills and Treasury bonds issued by the following West African nations: Benin, Burkina Faso, Guinea-Bissau, the Ivory Coast, Mali, Niger, Senegal and Togo.
Bermuda	Bermuda Securities Depository	Equities, corporate bonds

Federation of Bosnia and Herzegovina	Registar vrijednosnih papira u Federaciji Bosne i Hercegovine, d.d.	Equities, corporate bonds, government securities, money market instruments
Botswana	Bank of Botswana	Government debt
	Central Securities Depository Company of Botswana Ltd.	Equities and corporate bonds
Brazil	Central de Custódia e de Liquidação Financeira de Títulos Privados (CETIP)	Corporate debt and money market instruments
	BM&F BOVESPA Depository Services, a department of BM&F BOVESPA S.A.	Equities and corporate bonds traded on-exchange
	Sistema Especial de Liquidação e de Custódia (SELIC)	Government debt issued by the central bank and the National Treasury
Bulgaria	Bulgarian National Bank	Government securities
	Central Depository AD	Eligible equities and corporate bonds
Burkina Faso	Dépositaire Central – Banque de Règlement	All securities traded on Bourse Régionale des Valeurs Mobilières, the West African regional exchange, including securities from the following West African nations: Benin, Burkina Faso, Guinea-Bissau, the Ivory Coast, Mali, Niger, Senegal and Togo.
	Banque Centrale des Etats d'Afrique de l'Ouest	Treasury bills and Treasury bonds issued by the following West African nations: Benin, Burkina Faso, Guinea-Bissau, the Ivory Coast, Mali, Niger, Senegal and Togo.
Canada	The Canadian Depository for Securities Limited	All book-entry eligible securities, including government securities, equities, corporate bonds, money market instruments, strip bonds, and asset-backed securities
Chile	Depósito Central de Valores S.A.	Government securities, equities, corporate bonds, mortgage-backed securities, and money market instruments
People's Republic of China	China Securities Depository and Clearing Corporation Limited, Shanghai and Shenzhen Branches	A shares, B shares, Treasury bonds, local government bonds, enterprise bonds, corporate bonds, open and closed-end funds, convertible bonds, and warrants
	China Central Depository and Clearing Co., Ltd.	Bonds traded through the China Interbank Bond Market (CIBM), including Treasury bonds, local government bonds, policy bank bonds, central bank bills, medium-term notes, commercial paper, enterprise bonds, and commercial bank bonds

	Shanghai Clearing House	Bonds traded through the China Interbank Bond Market (CIBM), including Treasury bonds, local government bonds, policy bank bonds, central bank bills, enterprise bonds, certain issues of medium-term notes, commercial paper, and commercial bank bonds
Colombia	Depósito Central de Valores	Securities issued by the central bank and the Republic of Colombia
	Depósito Centralizado de Valores de Colombia S.A. (DECEVAL)	Equities, corporate bonds, money market instruments
Costa Rica	Interclear Central de Valores S.A.	Securities traded on Bolsa Nacional de Valores
Croatia	Središnje klirinško depozitarno društvo d.d.	Eligible equities, corporate bonds, government securities, and corporate money market instruments
Cyprus	Central Depository and Central Registry	Equities, corporate bonds, dematerialized government securities, corporate money market instruments
Czech Republic	Centrální depozitář cenných papírů, a.s.	All dematerialized equities, corporate debt, and government debt, excluding Treasury bills
	Czech National Bank	Treasury bills
Denmark	VP Securities A/S	Equities, government securities, corporate bonds, corporate money market instruments, warrants
Egypt	Central Bank of Egypt	Treasury bills
	Misr for Central Clearing, Depository and Registry S.A.E.	Eligible equities, corporate bonds, and Treasury bonds
Estonia	AS Eesti Väärtpaberikeskus	All registered equity and debt securities
Finland	Euroclear Finland	Equities, corporate bonds, government securities, money market instruments
France	Euroclear France	Government securities, equities, bonds, and money market instruments
Republic of Georgia	Georgian Central Securities Depository	Equities, corporate bonds, and money market instruments
	National Bank of Georgia	Government securities
Germany	Clearstream Banking AG, Frankfurt	Equities, government securities, corporate bonds, money market instruments, warrants, investment funds, and index certificates
Ghana	Central Securities Depository (Ghana) Limited	Government securities and Bank of Ghana securities; equities and corporate bonds
Greece	Bank of Greece, System for Monitoring Transactions in Securities in Book-Entry Form	Government debt

	Hellenic Central Securities Depository	Eligible listed equities, government debt, and corporate bonds
Guinea-Bissau	Dépositaire Central – Banque de Règlement	All securities traded on Bourse Régionale des Valeurs Mobilières, the West African regional exchange, including securities from the following West African nations: Benin, Burkina Faso, Guinea-Bissau, the Ivory Coast, Mali, Niger, Senegal and Togo.
	Banque Centrale des Etats d'Afrique de l'Ouest	Treasury bills and Treasury bonds issued by the following West African nations: Benin, Burkina Faso, Guinea-Bissau, the Ivory Coast, Mali, Niger, Senegal and Togo.
Hong Kong	Central Moneymarkets Unit	Government debt (i.e., exchange fund bills and notes issued by the HKMA), other private debt, and money market instruments
	Hong Kong Securities Clearing Company Limited	Securities listed or traded on the Stock Exchange of Hong Kong Limited
Hungary	KELER Központi Értéktár Zrt.	Government securities, equities, corporate bonds, and investment fund notes
Iceland	Nasdaq verðbréfamiðstöð hf.	Government securities, equities, corporate bonds, and money market instruments
India	Central Depository Services (India) Limited	Eligible equities, debt securities, and money market instruments
	National Securities Depository Limited	Eligible equities, debt securities, and money market instruments
	Reserve Bank of India	Government securities
Indonesia	Bank Indonesia	Sertifikat Bank Indonesia (central bank certificates), Surat Utang Negara (government debt instruments), and Surat Perbendaharaan Negara (Treasury bills)
	PT Kustodian Sentral Efek Indonesia	Equities, corporate bonds, and money market instruments
Ireland	Euroclear UK & Ireland Limited	GBP- and EUR-denominated money market instruments
	Euroclear Bank S.A./N.V.	Government securities
Israel	Tel Aviv Stock Exchange Clearing House Ltd. (TASE Clearing House)	Government securities, equities, corporate bonds and trust fund units
Italy	Monte Titoli S.p.A.	Equities, corporate debt, government debt, money market instruments, and warrants

Ivory Coast	Dépositaire Central – Banque de Règlement	All securities traded on Bourse Régionale des Valeurs Mobilières, the West African regional exchange, including securities from the following West African nations: Benin, Burkina Faso, Guinea-Bissau, the Ivory Coast, Mali, Niger, Senegal and Togo.
	Banque Centrale des Etats d'Afrique de l'Ouest	Treasury bills and Treasury bonds issued by the following West African nations: Benin, Burkina Faso, Guinea-Bissau, the Ivory Coast, Mali, Niger, Senegal and Togo.
Japan	Bank of Japan – Financial Network System	Government securities
	Japan Securities Depository Center (JASDEC) Incorporated	Equities, corporate bonds, and corporate money market instruments
Jordan	Central Bank of Jordan	Treasury bills, government bonds, development bonds, and public entity bonds
	Securities Depository Center	Equities and corporate bonds
Kazakhstan	Central Securities Depository	Government securities, equities, corporate bonds, and money market instruments
Kenya	Central Bank of Kenya	Treasury bills and Treasury bonds
	Central Depository and Settlement Corporation Limited	Equities and corporate debt
Republic of Korea	Korea Securities Depository	Equities, government securities, corporate bonds and money market instruments
Kuwait	Kuwait Clearing Company KSC	Money market instruments, equities, and corporate bonds
Latvia	Latvian Central Depository	Equities, government securities, corporate bonds, and money market instruments
Lebanon	Banque du Liban	Government securities and certificates of deposit issued by the central bank
	Custodian and Clearing Center of Financial Instruments for Lebanon and the Middle East (Midclear) S.A.L.	Equities, corporate bonds and money market instruments
Lithuania	Central Securities Depository of Lithuania	All securities available for public trading
Malawi	Reserve Bank of Malawi	Reserve Bank of Malawi bills and Treasury bills
Malaysia	Bank Negara Malaysia	Treasury bills, Bank Negara Malaysia bills, Malaysian government securities, private debt securities, and money market instruments
	Bursa Malaysia Depository Sdn. Bhd.	Securities listed on Bursa Malaysia Securities Berhad

Mali	Dépositaire Central – Banque de Règlement	All securities traded on Bourse Régionale des Valeurs Mobilières, the West African regional exchange, including securities from the following West African nations: Benin, Burkina Faso, Guinea-Bissau, the Ivory Coast, Mali, Niger, Senegal and Togo.
	Banque Centrale des Etats d'Afrique de l'Ouest	Treasury bills and Treasury bonds issued by the following West African nations: Benin, Burkina Faso, Guinea-Bissau, the Ivory Coast, Mali, Niger, Senegal and Togo.
Mauritius	Bank of Mauritius	Government debt (traded through primary dealers)
	Central Depository and Settlement Co. Limited	Listed and unlisted equity and debt securities (corporate debt and T-bills traded on the exchange)
Mexico	S.D. Indeval, S.A. de C.V.	All securities
Morocco	Maroclear	Eligible listed equities, corporate and government debt, certificates of deposit, commercial paper
Namibia	Bank of Namibia	Treasury bills
Netherlands	Euroclear Nederland	Government securities, equities, corporate bonds, corporate money market instruments, and stripped government bonds
New Zealand	New Zealand Central Securities Depository Limited	Government securities, equities, corporate bonds, and money market instruments
Niger	Dépositaire Central – Banque de Règlement	All securities traded on Bourse Régionale des Valeurs Mobilières, the West African regional exchange, including securities from the following West African nations: Benin, Burkina Faso, Guinea-Bissau, the Ivory Coast, Mali, Niger, Senegal and Togo.
	Banque Centrale des Etats d'Afrique de l'Ouest	Treasury bills and Treasury bonds issued by the following West African nations: Benin, Burkina Faso, Guinea-Bissau, the Ivory Coast, Mali, Niger, Senegal and Togo.
Nigeria	Central Bank of Nigeria	Treasury bills and government bonds
	Central Securities Clearing System Limited	Equities and corporate bonds traded on the Nigeria Stock Exchange
Norway	Verdipapirsentralen	All listed securities
Oman	Muscat Clearing & Depository Company S.A.O.G.	Equities, corporate bonds, government debt
Pakistan	Central Depository Company of Pakistan Limited	Equities and corporate bonds
	State Bank of Pakistan	Government securities

Panama	Central Latinoamericana de Valores, S.A. (LatinClear)	Equities, government and corporate debt, commercial paper, short-term securities
Peru	CAVALI S.A. Institución de Compensación y Liquidación de Valores	All securities in book-entry form traded on the stock exchange
Philippines	Philippine Depository & Trust Corporation	Eligible equities and debt
	Registry of Scripless Securities (ROSS) of the Bureau of the Treasury	Government securities
Poland	Rejestr Papierów Wartościowych	Treasury bills
	Krajowy Depozyt Papierów Wartościowych, S.A.	Equities, corporate bonds, corporate money market instruments, Treasury bonds, warrants, and futures contracts
Portugal	INTERBOLSA - Sociedad Gestora de Sistemas de Liquidação e de Sistemas Centralizados de Valores Mobiliários, S.A.	All local Portuguese instruments
Qatar	Qatar Central Securities Depository	Equities, government bonds and Treasury bills listed on the Qatar Exchange
Romania	National Bank of Romania	Treasury bills and bonds
	S.C. Depozitarul Central S.A.	Bursa de Valori Bucuresti- (Bucharest Stock Exchange-) listed equities, corporate bonds, government bonds, and municipal bonds
Russia	National Settlement Depository	Eligible equities, Obligatsii Federal'nogo Zaima (OFZs), and corporate debt denominated in RUB
Saudi Arabia	Saudi Arabian Monetary Authority	Government securities and Saudi government development bonds (SGDBs)
	Securities Depository Center Company	Equities
Senegal	Dépositaire Central – Banque de Règlement	All securities traded on Bourse Régionale des Valeurs Mobilières, the West African regional exchange, including securities from the following West African nations: Benin, Burkina Faso, Guinea-Bissau, the Ivory Coast, Mali, Niger, Senegal and Togo.
	Banque Centrale des Etats d'Afrique de l'Ouest	Treasury bills and Treasury bonds issued by the following West African nations: Benin, Burkina Faso, Guinea-Bissau, the Ivory Coast, Mali, Niger, Senegal and Togo.
Serbia	Central Securities Depository and Clearinghouse	All instruments

Singapore	Monetary Authority of Singapore	Government securities
	The Central Depository (Pte.) Limited	Eligible listed equities and eligible private debt traded in Singapore
Slovak Republic	Centrálny depozitár cenných papierov SR, a.s.	All dematerialized securities
Slovenia	KDD – Centralna klirinško depotna družba d.d.	All publicly traded securities
South Africa	Strate (Pty) Ltd.	Eligible equities, government securities, corporate bonds, money market instruments, and warrants
Spain	IBERCLEAR	Government securities, equities, warrants, money market instruments, and corporate bonds
Sri Lanka	Central Bank of Sri Lanka	Government securities
	Central Depository System (Pvt) Limited	Equities and corporate bonds
Republic of Srpska	Central Registry of Securities in the Republic of Srpska JSC	Government securities, equities, and corporate and municipal bonds
Swaziland	Central Bank of Swaziland	Treasury bills and Treasury bonds
Sweden	Euroclear Sweden	Government securities, equities, bonds, money market instruments, derivatives, exchange traded funds, and warrants
Switzerland	SIX SIS AG	Government securities, equities, corporate bonds, money market instruments, derivatives, mutual funds, and warrants
Taiwan - R.O.C.	Central Bank of the Republic of China (Taiwan)	Government securities
	Taiwan Depository and Clearing Corporation	Listed equities, short-term bills, and corporate bonds
Tanzania	Central Depository System (CDS), a department of the Dar es Salaam Stock Exchange	Equities and corporate bonds
Thailand	Thailand Securities Depository Company Limited	Government securities, equities and corporate bonds
Togo	Dépositaire Central – Banque de Règlement	All securities traded on Bourse Régionale des Valeurs Mobilières, the West African regional exchange, including securities from the following West African nations: Benin, Burkina Faso, Guinea-Bissau, the Ivory Coast, Mali, Niger, Senegal and Togo.

	Banque Centrale des Etats d'Afrique de l'Ouest	Treasury bills and Treasury bonds issued by the following West African nations: Benin, Burkina Faso, Guinea-Bissau, the Ivory Coast, Mali, Niger, Senegal and Togo.
Tunisia	Tunisie Clearing	All eligible listed securities
Turkey	Central Bank of Turkey	Government securities
	Central Registry Agency	Equities, corporate bonds, money market instruments, mutual fund certificates, exchange traded funds
Uganda	Bank of Uganda	Treasury bills and Treasury bonds
	Securities Central Depository	Equities, corporate bonds
Ukraine	National Depository of Ukraine	Equities, bonds, and money market instruments
United Arab Emirates – Abu Dhabi	Clearing, Settlement, Depository and Registry department of the Abu Dhabi Securities Exchange	Equities, government securities, and corporate debt
United Arab Emirates – Dubai Financial Market	Clearing, Settlement and Depository Division, a department of the Dubai Financial Market	Equities, government securities, and corporate debt listed on the DFM
United Arab Emirates – Dubai International Financial Center	Central Securities Depository, owned and operated by NASDAQ Dubai Limited	Equities, corporate bonds, and corporate money market instruments
United Kingdom	Euroclear UK & Ireland Limited	GBP- and EUR-denominated money market instruments
Uruguay	Banco Central del Uruguay	Government securities
Venezuela	Banco Central de Venezuela	Government securities
	Caja Venezolana de Valores	Equities and corporate bonds
Vietnam	Vietnam Securities Depository	Equities, government bonds, T-bills, corporate bonds, and public fund certificates
Zambia	Bank of Zambia	Treasury bills and Treasury bonds
	LuSE Central Shares Depository Limited	Treasury bonds, corporate bonds, and equities
Zimbabwe	Chengetedzai Depository Company Limited	Equities and corporate bonds
	Reserve Bank of Zimbabwe	Treasury bills and Treasury bonds

TRANSNATIONAL DEPOSITORIES	
Euroclear Bank S.A./N.V.	Domestic securities from more than 40 markets
Clearstream Banking, S.A.	Domestic securities from more than 50 markets

DEPOSITORIES OPERATING IN NETWORK MARKETS – SCHEDULE B